EXHIBIT 2.1


                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                      among

                             BIG CITY BAGELS, INC.,

                            BCB ACQUISITION CORP. I,
                            BCB ACQUISITION CORP. II,

                      INTELLIGENT COMPUTER SOLUTIONS, INC.,

                                VILLAGENET, INC.

                                       and

          EACH STOCKHOLDER OF INTELLIGENT COMPUTER SOLUTIONS, INC. and

                                VILLAGENET, INC.

                                TABLE OF CONTENTS

                                                                         Page

ARTICLE I
     THE MERGER........................................................... 1
                           SECTION 1.1      Definitions................... 1
                           SECTION 1.2      The Merger.................... 1
                           SECTION 1.3      Effective Time................ 2
                           SECTION 1.4      Effects of the Merger......... 2
                           SECTION 1.5      Certificate of Incorporation
                                               and By-Laws................ 2
                           SECTION 1.6      The Closing................... 2

ARTICLE II
     CONVERSION OF SHARES................................................. 2
                           SECTION 2.1      Conversion of the Stock of
                                              the Target Corporations..... 2

ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF
       TARGET CORPORATION AND THE STOCKHOLDERS............................ 3
                           SECTION 3.1      Organization.................. 3
                           SECTION 3.2      Authority; Corporate Action... 4
                           SECTION 3.3      No Conflict; Required Filings
                                              and Consents................ 4
                           SECTION 3.4      Capitalization: Ownership of
                                              Target Corporation Stock.... 5
                           SECTION 3.5      Licenses and Permits;
                                              Compliance with Laws........ 6
                           SECTION 3.6      Financial Statements.......... 6
                           SECTION 3.7      Real Property................. 7
                           SECTION 3.8      Material Contracts............ 8
                           SECTION 3.9      Litigation.................... 9
                           SECTION 3.10     Taxes, Tax Returns and Audits. 9
                           SECTION 3.11     Absence of Certain Changes.... 10
                           SECTION 3.12     Employee Benefit Plans........ 12
                           SECTION 3.13     Labor Relations............... 12
                           SECTION 3.14     Insurance Policies; Claims.... 12
                           SECTION 3.15     Intellectual Property......... 13
                           SECTION 3.16     Personal Properties; Assets... 14
                           SECTION 3.17     Brokers....................... 15
                           SECTION 3.18     Records....................... 15
                           SECTION 3.19     No Illegal or Improper
                                              Transactions................ 15
                           SECTION 3.20     Related Transactions.......... 15
                           SECTION 3.21     Disclosure.................... 15
                           SECTION 3.22     Environmental, Health and
                                              Safety Matters.............. 16
                           SECTION 3.23     Year 2000 Compliance.......... 16
                           SECTION 3.24     Domain Names.................. 17
                           SECTION 3.25     Investment Representations.... 17
                           SECTION 3.26     Material Customers and
                                              Suppliers................... 18
                           SECTION 3.27     Nasdaq Listing................ 18
                           SECTION 3.28     Information Statement......... 18
                           SECTION 3.29     Tax Opinion................... 18
                           SECTION 3.30     Schedules..................... 18

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF BIG CITY
       AND THE MERGER SUBSIDIARY.......................................... 19
                           SECTION 4.1      Organization.................. 19

                           SECTION 4.2      Authority; Corporate Action... 19
                           SECTION 4.3      No Conflict; Required
                                              Filings and Consents........ 20
                           SECTION 4.4      Capitalization................ 20
                           SECTION 4.5      Licenses and Permits;
                                              Compliance with Laws........ 21
                           SECTION 4.6      Real Property................. 22
                           SECTION 4.7      Material Contracts............ 22
                           SECTION 4.8      Litigation.................... 22
                           SECTION 4.9      Taxes, Tax Returns and Audits. 23
                           SECTION 4.10     Absence of Certain Changes.... 24
                           SECTION 4.11     Employee Benefit Plans........ 25
                           SECTION 4.12     Labor Relations............... 25
                           SECTION 4.13     Insurance Policies; Claims.... 26
                           SECTION 4.14     Intellectual Property......... 26
                           SECTION 4.15     Personal Properties; Assets... 26
                           SECTION 4.16     Bank Accounts................. 27
                           SECTION 4.17     Records....................... 27
                           SECTION 4.18     Environmental, Health and
                                              Safety Matters.............. 27
                           SECTION 4.19     Securities and Exchange
                                              Commission Reports.......... 27
                           SECTION 4.20     Information Statement......... 28
                           SECTION 4.21     Disclosure.................... 28
                           SECTION 4.22     Brokers....................... 28
                           SECTION 4.23     Big City Stock................ 29
                           SECTION 4.24     Collateral Agreements......... 29
                           SECTION 4.25     Schedules..................... 29

ARTICLE V
     NATURE AND SURVIVAL OF REPRESENTATIONS
       AND WARRANTIES OF THE PARTIES...................................... 29
                           SECTION 5.1      Survival...................... 29
                           SECTION 5.2      Nonwaiver of Rights........... 29

ARTICLE VI
     COVENANTS OF TARGET CORPORATIONS
       AND THE STOCKHOLDERS............................................... 30
                           SECTION 6.1      Conduct of Business........... 30
                           SECTION 6.2      Access to Information;
                                              Confidentiality............. 32
                           SECTION 6.3      Maintenance of Assets;
                                              Insurance................... 33
                           SECTION 6.4      No Other Negotiations......... 33
                           SECTION 6.5      No Securities Transactions.... 33
                           SECTION 6.6      Fulfillment of Conditions..... 33
                           SECTION 6.7      Disclosure of Certain Matters. 34
                           SECTION 6.8      Certain Consents.............. 34
                           SECTION 6.9      Non-use of Name............... 34
                           SECTION 6.10     Information for Information
                                              Statement................... 34
                           SECTION 6.11     Lien Search................... 34
                           SECTION 6.12     Post Merger Tax Status........ 35
                           SECTION 6.13     Financial Statements of
                                            Target Corporations........... 35

ARTICLE VII
     COVENANTS OF THE BIG CITY PARTIES.................................... 35
                           SECTION 7.1      Conduct of Business........... 35
                           SECTION 7.2      Access to Information;
                                              Confidentiality............. 37
                           SECTION 7.3      Maintenance of Assets;
                                              Insurance................... 38
                           SECTION 7.4      No Other Negotiations......... 38
                           SECTION 7.5      Fulfillment of Conditions..... 39
                           SECTION 7.6      Disclosure of Certain Matters. 39
                           SECTION 7.7      Certain Consents.............. 39

                           SECTION 7.8      Maintenance of Big City
                                              Employee Medical Benefits... 40
                           SECTION 7.9      Filing of Current Report
                                              on Form 8-K................. 40
                           SECTION 7.10     Composition of Big City and
                                              Surviving Corporation
                                              Board and Officers at
                                              Effective Time.............. 40
                           SECTION 7.11     Blue Sky Compliance........... 40
                           SECTION 7.12     Taxes......................... 40
                           SECTION 7.13     Sale or Closing of Retail
                                              Stores...................... 40
                           SECTION 7.14     Opinion of Financial Advisor.. 40
                           SECTION 7.15     Information Statement......... 41
                           SECTION 7.16     Amendment to Certificate
                                              of Incorporation............ 41
                           SECTION 7.17     Representations to Tax
                                              Counsel..................... 41

ARTICLE VIII
     JOINT COVENANTS OF THE PARTIE........................................ 41
                           SECTION 8.1      Further Action................ 41
                           SECTION 8.2      Schedules..................... 41
                           SECTION 8.3      Regulatory and Other
                                              Authorizations.............. 42
                           SECTION 8.4      Indemnification and Director
                                              and Officer Liability
                                              Insurance................... 42
                           SECTION 8.5      Reverse Stock Split........... 42
                           SECTION 8.6      Independent Committee......... 43

ARTICLE IX
     CONDITIONS TO CLOSING................................................ 43
                           SECTION 9.1      Conditions to Each Party's
                                              Obligations................. 43
                           SECTION 9.2      Conditions to the Obligations
                                              of Target Corporations and
                                              the Stockholders............ 43
                           SECTION 9.3      Conditions to the Obligations
                                              of the Big City Parties..... 45

ARTICLE X
     INDEMNIFICATION...................................................... 46
                           SECTION 10.1     Indemnification by the
                                              Stockholders................ 46
                           SECTION 10.2     Indemnification by Big City... 47
                           SECTION 10.3     Procedure..................... 47
                           SECTION 10.4     Adjustment to Merger
                                              Consideration............... 48
                           SECTION 10.5     Independent Committee
                                              Determination............... 48
                           SECTION 10.6     Limitations................... 49
                           SECTION 10.7     Representations and
                                              Warranties.................. 49
                           SECTION 10.8     Indemnity as Sole Recourse.... 49

ARTICLE XI
     TERMINATION.......................................................... 50
                           SECTION 11.1     Methods of Termination........ 50
                           SECTION 11.2     Effect of Termination......... 51

ARTICLE XII
     DEFINITIONS.......................................................... 51
                           SECTION 12.1     Certain Defined Terms......... 51

ARTICLE XIII
     GENERAL PROVISIONS................................................... 53
                           SECTION 13.1     Expenses...................... 53
                           SECTION 13.2     Notices....................... 53
                           SECTION 13.3     Press Release; Public
                                              Announcements............... 54
                           SECTION 13.4     Amendment..................... 55
                           SECTION 13.5     Waiver........................ 55

                           SECTION 13.6     Headings...................... 55
                           SECTION 13.7     Severability.................. 55
                           SECTION 13.8     Entire Agreement.............. 55
                           SECTION 13.9     Benefit; Assignment........... 55
                           SECTION 13.10    Governing Law; Consent to
                                              Jurisdiction................ 55
                           SECTION 13.11    Counterparts.................. 56

                                  EXHIBIT INDEX

                  Exhibit A-1               Certificate of Merger I
                  Exhibit A-2               Certificate of Merger II
                  Exhibit B                 Tax opinion
                  Exhibit C-1               Severance Agreement and Consulting
                                              Agreement - Mark Weinreb
                  Exhibit C-2               Option Agreement - Mark Weinreb
                  Exhibit D                 GMM Opinion
                  Exhibit E                 GCD Opinion
                  Exhibit F                 Perrin Holden & Davenport
                                              Capital Corp. - Warrant
                  Exhibit G                 Registration Rights Agreement
                  Exhibit H                 Charter Amendment
                  Exhibit I                 Big City Representation Letter

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


         AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, dated as of May 21, 1999, among BIG CITY BAGELS, INC., a New York corporation ("Big City"), BCB ACQUISITION CORP. I ("BCB I") and BCB ACQUISITION CORP. II ("BCB II") (each sometimes also referred to as a "Merger Subsidiary" or together as "Merger Subsidiaries"), each Merger Subsidiary a New York corporation and wholly-owned subsidiary of Big City, INTELLIGENT COMPUTER SOLUTIONS, INC. ("ICS") and VILLAGENET, INC., ("VillageNet") (each sometimes also referred to as a "Target Corporation" or together as the "Target Corporations"), each a New York corporation, and each of the stockholders of each Target Corporation, all of whom are listed in Schedule 2.1 hereto (such stockholders being referred to collectively herein as the "Stockholders").

         WHEREAS, the Stockholders are the owners of all of the outstanding capital stock of the Target Corporations in the respective amounts as set forth in Schedule 2.1;

         WHEREAS, subject to the terms and conditions of this Agreement and Plan of Merger ("Agreement"), the Parties desire to consummate a merger, as contemplated herein, pursuant to which each of the Target Corporations shall be merged with a Merger Subsidiary so that the Target Corporations become wholly-owned subsidiaries of Big City, with each of the Target Corporations surviving the Merger; and

         WHEREAS, for Federal income tax purposes, the parties intend that such merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").


         IT IS AGREED:


                                    ARTICLE I
                                   THE MERGER

SECTION 1.1 Definitions. Certain capitalized terms used in this Agreement shall have the meanings specified in Article XII.

SECTION 1.2 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Business Corporation Law of the State of New York (the "BCL"), BCB I and BCB II shall consummate a merger (the "Merger") with and into ICS and VillageNet, respectively, at the Effective Time (as defined). Following the Merger, each of the Target Corporations shall continue as the surviving corporations of the Merger and shall continue their existence under the laws of the State of New York.

SECTION 1.3 Effective Time. As soon as practicable on or after the Closing Date, after the satisfaction or waiver of all conditions to the Merger, the Target Corporations and the Merger Subsidiaries shall file with the Secretary of State of the State of New York ("Secretary of State"), in accordance with the BCL, an executed copy of the Certificates of Merger in the form of Exhibit A-1 and Exhibit A-2 hereto (the "Articles of Merger") reflecting the Merger. The Merger shall become effective at such time as the Certificates of Merger are filed with the Secretary of State (the "Effective Time"). The Stockholders hereby agree to the adoption of this Agreement and Plan of Merger if and to the extent required under the BCL, and acknowledge and agree that their respective signatures hereto shall constitute their written consent for purposes of authorizing the Merger by unanimous written consent of stockholders as provided under the BCL.

SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 906 of the BCL.

SECTION 1.5 Certificate of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of each of ICS and VillageNet will be the Articles of Incorporation and By-Laws of ICS and VillageNet, respectively, as the surviving corporations of the Merger at the Effective Time.

SECTION 1.6 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at 10:00 a.m., local time, on the third Business Day after the date on which the last of the conditions to Closing set forth in Article IX hereof (other than conditions to be satisfied at the Closing) are fulfilled or waived by the appropriate Party, as the case may be, at the offices of Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

                                   ARTICLE II
                              CONVERSION OF SHARES

SECTION 2.1 Conversion of the Stock of the Target Corporations. At the Effective Time, (i) the 1,000 shares of the common stock, no par value and the 40 shares of the preferred stock, no par value of ICS ("ICS Stock"), representing all the outstanding capital stock of ICS, shall be converted into the right to receive, at the Closing in accordance with the BCL, 4,309,733 shares of the common stock, $.001 par value of Big City ("Big City Common Stock") and 250,000 shares of the Class B Preferred Stock, $.001 par value ("Big City Preferred Stock") ("ICS

Merger Consideration") and (ii) the 1,000 shares of the common stock, no par value, of VillageNet ("VillageNet Stock"), representing all the outstanding capital stock of VillageNet, shall be converted into the right to receive, at the Closing in accordance with the BCL, 4,309,733 shares of Big City Common Stock and 250,000 shares of Big City Preferred Stock ("VillageNet Merger Consideration"). The ICS Merger Consideration and VillageNet Merger Consideration will collectively be referred to herein as "Merger Consideration". At the Closing, the ICS Merger Consideration and the VillageNet Merger Consideration, respectively, will be issued to the Stockholders listed on
Schedule 2.1 hereto, in the amounts to be provided to Big City prior to Closing upon delivery by the Stockholders to Big City of the certificates representing the ICS Stock and VillageNet Stock together with executed stock powers. At the Effective Time, all of the 100 shares of common stock, no par value, of each of BCB I and BCB II outstanding immediately prior to the Effective Time shall be converted into and exchanged for 100 shares of the common stock, no par value, of ICS and VillageNet, respectively, as the surviving corporations of the Merger, which shall represent all of the issued and outstanding shares of capital stock of each of ICS and VillageNet, respectively, as the surviving corporations of the Merger. At the Closing, each of ICS and VillageNet, as the surviving corporations of the Merger, shall issue to Big City a stock certificate representing such 100 shares in exchange for the certificate which formerly represented the 100 shares of common stock, no par value, of each of BCB I and BCB II.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                   OF TARGET CORPORATION AND THE STOCKHOLDERS


         Each of the Target Corporations and each of the Stockholders, jointly and severally, (except as otherwise provided in the representations and warranties set forth below), represent and warrant to the Big City Parties as follows:

SECTION 3.1 Organization. Each of the Target Corporations is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Except as described on Schedule 3.1(a), neither of the Target Corporations owns, directly or indirectly, any capital stock or other securities of any issuer or any equity interest in any other entity, including any partnership, limited partnership, limited liability company, business trust, joint venture or any other business entity, or is a party to any agreement to acquire any such securities or interest. Neither of the Target Corporations conducts any business through any entity other than itself. Each of the Target Corporations is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify (which states are listed in Schedule 3.1(b)), except where the failure to so qualify would not reasonably be expected to have, either singly or in the aggregate, a Target Corporation Material Adverse Effect. Each Target Corporation has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted.

SECTION 3.2 Authority; Corporate Action. Each Target Corporation and each Stockholder has all necessary power and authority to enter into this Agreement and to consummate the Merger and other transactions contemplated hereby. All corporate action necessary to be taken by each Target Corporation and each Stockholder to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments to be delivered by each Target Corporation and each of the Stockholders pursuant hereto has, or at the Closing, will have been, duly and validly taken, and this Agreement and such other agreements and instruments have been duly executed and delivered by each Target Corporation and each Stockholder which is a party thereto. Subject to the terms and conditions hereof, this Agreement constitutes the valid, binding and enforceable obligation of each of the Target Corporations and each of the Stockholders, enforceable against all such parties in accordance with their respective terms, except as enforceability may be limited or barred by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The representations and warranties made with respect to any Stockholder in this Section 3.2 are made only by the Stockholder solely with respect to itself.

SECTION 3.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement (and the other agreements and instruments contemplated hereby) by each Target Corporation and each Stockholder does not, and the performance by each Target Corporation and each Stockholder of their respective obligations under this Agreement (and any other agreement and instrument contemplated hereby) will not, as the case may be, (i) conflict with or violate the Certificate of Incorporation or By-laws of each of the Target Corporations, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to each Target Corporation or each Stockholder or by which any of the properties or assets of a Target Corporation is bound or affected, or (iii) except as set forth in Schedule 3.3(a), result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of any Target Corporation pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any Target Corporation is a party or by which any Target Corporation or any of its respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii), above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not reasonably be expected to have, either singly or in the aggregate, a Target Corporation Material Adverse Effect. The representations and warranties made with respect to any Stockholder in this Section 3.3(a) are made only by the Stockholder solely with respect to itself.

(b) The execution and delivery of this Agreement (and the other agreements and instruments contemplated hereby) by each Target Corporation and each Stockholder does not, and the performance of this Agreement (and the other agreements and instruments contemplated hereby) by each Target Corporation and each Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or other third party, except for (i) compliance with the applicable requirements, if any, of the Exchange Act (as defined) or the Securities Act (as defined), (ii) filing and recordation of appropriate merger documents as required by the laws of the State of New York, (iii) as set forth on Schedule 3.3(b), and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not reasonably be expected to have, either singly or in the aggregate, a Target Corporation Material Adverse Effect. The representations and warranties made with respect to any Stockholder in this
Section 3.3(b) are made only by the Stockholder solely with respect to itself.

SECTION 3.4 Capitalization: Ownership of Target Corporation Stock. The authorized capital stock of each Target Corporation and the number of issued shares of each class of capital stock is set forth in Schedule 3.4. The Stockholders and their respective residential addresses and their respective holdings of each Target Corporation's capital stock are set forth on Schedule
2.1 and, the Stockholders are the record and beneficial owners of all of the outstanding capital stock of each Target Corporation, as so listed, free and clear of all Liens. Except as set forth on Schedule 3.4, there are no options, warrants, subscriptions, conversion rights or securities exchange rights or other securities or other contractual rights outstanding which require, or give any person the right to require, the issuance, delivery or sale (including a right of conversion or exchange) of any capital stock of the Target Corporations, whether or not such rights are presently exercisable. There are no pre-emptive rights, rights of first refusal or other similar agreements obligating a Target Corporation to offer any shares of its capital stock to any person and none of the shares of capital stock of a Target Corporation were issued in violation of any such rights. No holder of any securities of a Target Corporation (or securities issuable in exchange therefor) has the right to require any party to register such securities under the Securities Act (as defined), either on a "demand" or a "piggyback" basis. All shares, options and warrants and other securities of each Target Corporation issued since its date of incorporation were issued in compliance with the registration provisions of the Securities Act and applicable state securities laws or pursuant to an exemption therefrom. Neither of the Target Corporations has outstanding any bonds, debentures, notes or other obligations under the terms of which the holders of which have any rights to vote with the Stockholders of either Target Corporation. The representations and warranties made in the second sentence of this Section 3.4 with respect to any Stockholder are made only by the Stockholder solely with respect to itself.

SECTION 3.5 Licenses and Permits; Compliance with Laws. Each Target Corporation holds all permits, licenses and approvals (collectively, the "Permits") from all Federal, state and local governmental authorities necessary for it to own, lease and operate its properties and to carry on its businesses as now being conducted, and no such Permit has been rescinded and all such Permits are in full force and effect and are listed on Schedule 3.5, except for such Permits the failure of which to hold would not reasonably be expected to have, either singly or in the aggregate, a Target Corporation Material Adverse Effect. The business of each Target Corporation is being and has been conducted in compliance with the Permits and all applicable laws, statutes, ordinances, regulations, judgments, orders, decrees, concessions, grants and other authorizations of any governmental authority, except for such failures that would not reasonably be expected to have, either singly or in the aggregate, a Target Corporation Material Adverse Effect. Neither Target Corporation is in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder, except where such default would not reasonably be expected to have, either singly or in the aggregate, a Target Corporation Material Adverse Effect. Neither the execution and delivery of this Agreement nor any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor compliance by each Stockholder and each Target Corporation with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit, except for such Permits the loss or impairment of which would not reasonably be expected to have, either singly or in the aggregate, a Target Corporation Material Adverse Effect. Neither Target Corporation presently provides any services that would require that Target Corporation to obtain any authorization or make any registration in any foreign country.

SECTION 3.6  Financial Statements.

(a) Each Target Corporation has delivered to the Big City Parties audited financial statements of that Target Corporation for the year ended December 31, 1997 (collectively, the "Target Corporation Audited Financial Statements"). The Target Corporation Audited Financial Statements, including all related notes and schedules thereto, have been prepared in accordance with generally accepted accounting principles applied in the United States ("GAAP") and fairly present in all material respects the financial position of each Target Corporation as at the respective dates thereof and the results of operations of each Target Corporation for the periods indicated on a consistent basis throughout the periods involved (except as may be noted therein).

(b) Each Target Corporation has delivered to the Big City Parties unaudited financial statements of that Target Corporation for the year ended December 31, 1998, which are identified as Schedule 3.6(b) (collectively, the "Target Corporation Unaudited Financial Statements"). The Target Corporation Unaudited Financial Statements have been prepared in accordance with GAAP and fairly present in all material respects the financial position of each Target Corporation as at the respective dates thereof and the results of operations of each Target Corporation for the periods indicated on a consistent basis throughout the periods involved (except as may be noted therein). The Target Corporation Unaudited Financial Statements were compiled from the books and records of each Target Corporation regularly maintained by management and used to prepare the financial statements of that Target Corporation in accordance with GAAP and such books and records of account of each Target Corporation reflect all items of income and expense and all assets and liabilities and accruals required to be reflected therein in accordance with GAAP so as to permit the independent accountants of each Target Corporation, without unusual expense, to audit such Target Corporation's financial statements and issue a report thereon in accordance with generally accepted auditing standards. There will be no material discrepancies between the audited financial statements of each of the Target Corporation at and for the year ended December 31, 1998 required to be delivered to the Big City Parties pursuant to Section 6.13 hereof and the Target Corporation Unaudited Financial Statements.

(c) The accounts receivable of each Target Corporation reflected on the balance sheet as at December 31, 1998 ("Balance Sheet") included in the Target Corporation Unaudited Financial Statements have arisen from bona fide transactions and are reflected on the books and records of each Target Corporation. Adequate reserves for the uncollectability of such accounts receivable have been established on the books and records of each Target Corporation and are reflected on the Balance Sheet and will be reflected on the audited financial statements of each Target Corporation.

(d) Neither Target Corporation has any debts, liabilities, commitments or obligations (including, without limitation, any unasserted claims for which there are circumstances known to or which should reasonably be known to exist by the Target Corporation or any Stockholder that could serve as a basis therefor), whether absolute or contingent, liquidated or unliquidated, matured or unmatured, or due or to become due or otherwise, except for liabilities and obligations (a) reflected as liabilities on the Balance Sheet, or (b) that have arisen since December 31, 1998 in the ordinary course of business of each Target Corporation, consistent with prior periods.

SECTION 3.7 Real Property. Schedule 3.7 contains a true, correct and complete list and brief description of all real property leased or subleased by each Target Corporation, all of which properties are hereinafter referred to as the "Target Leased Real Property." Each Target Corporation has provided to the Big City Parties true, correct and complete copies of the leases for or other agreements or arrangements under which each Target Corporation has the right to use the Target Leased Real Property (the "Leases") and any sublease to or other similar agreement or arrangement with any third party with respect to such premises ("Subleases"). Except as set forth in Schedule 3.7, each Target Corporation has not subleased any Target Leased Real Property to others. Each

Target Corporation is in compliance with all of the provisions of its Leases and Subleases and is not in default thereunder, except where the failure to be in compliance would not be reasonably likely to have a Target Corporation Material Adverse Effect. Each leasehold interest (i) is valid, subsisting and in full force and effect; and (ii) is not subject to any Liens (other than collateral assignments of the leases granted by the landlords thereunder to the extent permitted by the terms of the Leases and which do not interfere with or detract from each Target Corporation's use of the property subject to the Leases). The rental set forth in each of the Leases listed in Schedule 3.7 is the actual rental currently being paid by each Target Corporation and there are no separate agreements or understandings with respect to same and each Target Corporation is current on its rental obligations. The payment obligations of any sublessee under any Sublease are equal to or greater than the payments required to be made for the subleased space to the landlord. The Leased Real Property is occupied under a valid and current occupancy permit or the like to the extent required by law. Except as set forth in Schedule 3.7, there are no facts known to any of the Target Corporations or Stockholders which would prevent any Target Leased Real Property from being occupied by each Target Corporation after the Closing in substantially the same manner as before. The execution and delivery of this Agreement, and the performance of the obligations hereunder and thereunder, will not constitute a default under any Lease.

SECTION 3.8  Material Contracts.

(a) Schedule 3.8(a) sets forth a complete and correct list of all agreements of the following types to which each Target Corporation is a party and all or any portion of which are currently in effect (collectively, the "Material Contracts"): (i) agreements that would be required to be filed as exhibits to any filings or reports (collectively, the "Required Reports") made by Big City under the Securities Act or Exchange Act following the Merger; (ii) agreements for the purchase, sale or distribution of products, materials, commodities, supplies or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration payable by any party in excess of $10,000 in any one year; (iii) loan agreements, indentures, letters of credit, mortgages, notes and other debt instruments; (iv) agreements containing any "change of control" provisions; (v) agreements, arrangements or understandings with any employee, director or officer of each Target Corporation or with each Stockholder or with any affiliate of any thereof; (vi) agreements prohibiting each Target Corporation from engaging or competing in any line of business or limiting such competition; (vii) joint venture, partnership and similar agreements; (viii) acquisition or divestiture agreements relating to the (A) sale or purchase of assets or stock of each Target Corporation (other than sales of inventory in the ordinary course of business) or (B) the purchase of assets or stock of any other person (other than the purchase of inventory, supplies or equipment in the ordinary course of business); (ix) brokerage, finder's or financial advisory agreements; (x) guarantees of indebtedness for borrowed money of any person;
(xi) reseller, agent and dealer agreements; (xii) licensing and rights arrangements for any Intellectual Property (as defined, including all licenses of Intellectual Property and any related rights to or by each Target Corporation

(or each Stockholder); (xiii) indefeasible rights of use, leases or other agreements for the acquisition, sale, transfer, assignment or use of or access to, bandwidth, capacity or any other telecommunications network, facilities or product; and (xiv) agreements that, individually or together with one or more related agreements, are material to the assets, financial condition, business or operations of each Target Corporation. True and complete copies of all Material Contracts have been delivered to the Big City Parties or made available for inspection. Except as set forth on Schedule 3.8(a), Each Target Corporation is not currently, nor has it been during the past five years, a party to any prime contract, subcontract, basic ordering agreement, letter contract, arrangement, purchase order, or delivery order of any kind, including all amendments, modifications, and options thereunder or relating thereto, given by a party holding itself out as a federal or state government or agency, division, subdivision or procuring office thereof.

(b) Except as set forth in Schedule 3.8(b) and except for violations, commissions or failures as would not be reasonably likely to have a Target Corporation Material Adverse Effect, all Material Contracts are valid and in full force and effect, and each Target Corporation has not (nor does it or each Stockholder have any knowledge that any other party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Material Contract. The representation and warranty made with respect to any Stockholder in the parenthetical text in the first sentence in this Section 3.8(b) is made only by the Stockholder solely with respect to itself.

SECTION 3.9 Litigation. Other than as set forth on Schedule 3.9, there are no actions, suits, arbitrations, mediations or other proceedings pending or, to the knowledge of each Target Corporation or each Stockholder, threatened against each Target Corporation at law or in equity before any court, Federal, state, municipal or other governmental department or agency or other tribunal and there are no written customer complaints which could reasonably serve as a basis for same. Neither Target Corporation nor its respective property is subject to any order, judgment, injunction or decree. No claim, action, proceeding or investigation is pending or, to the best knowledge of any of the Stockholders, threatened against each Target Corporation or against any Stockholder which would reasonably be expected to have a Target Corporation Material Adverse Effect. The representations and warranties made in this Section 3.9 with respect to any Stockholder as to the knowledge of such Stockholder of a threatened claim, action, proceeding or investigation are made only by the Stockholder solely with respect to itself.

SECTION 3.10 Taxes, Tax Returns and Audits. Each Target Corporation has (or, in the case of returns becoming due after the date hereof and on or before the Effective Time, will have prior to the Effective Time) prepared and filed on a timely basis with all appropriate Federal, state, local and foreign governmental authorities all returns in respect of Taxes it is required to file on or prior to the Effective Time or by such date will have obtained the appropriate extensions to file, and all such returns completely and accurately (or, in the case of returns becoming due after the date hereof and on or before the Effective Time, will completely and accurately) set forth the amount due of any Taxes relating to the applicable period. Each Target Corporation has paid (or, in the case of Taxes becoming due after the date hereof and on or before the Effective Time, will have paid) in full all Taxes due on or before the Effective Time and, in the case of Taxes accruing on or before the Effective Time that are not due on or before the Effective Time, each Target Corporation has or will have established adequate reserves on its books and records and financial statements (including the Balance Sheet) for such payment in accordance with GAAP. Each Target Corporation has withheld from each payment made to any of its present or former employees, officers, directors or other party all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities. In addition, other than as set forth on Schedule 3.10, (i) there are no assessments against any Target Corporation with respect to Taxes that have been issued and are outstanding; (ii) no governmental authorities have audited or, to the knowledge of each of the Stockholders, examined any Target Corporation in respect of Taxes; (iii) neither Target Corporation has executed or filed any agreement extending the period of assessment or collection of any Taxes which has not yet expired by its terms; (iv) neither Target Corporation has received written notification from any governmental authority of its intention to commence any audit or investigation; (v) neither Target Corporation is a party to or bound by nor has any obligation under any tax sharing or tax indemnification agreement, provision or arrangement, whether formal or informal, and no power of attorney, which is currently in effect, has been granted with respect to any matter relating to Taxes of each Target Corporation; and (vi) neither Target Corporation is presently required nor will it be required to include any adjustment in taxable income under Section 481 of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of any change in method of accounting or otherwise.

SECTION 3.11 Absence of Certain Changes. Other than as set forth on Schedule 3.11, neither Target Corporation has, since December 31, 1998:

(a) issued, delivered or agreed to issue any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

(b) borrowed or agreed to borrow any funds;

(c) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the ordinary course of business and consistent with prior practice;

(d) other than pursuant to this Agreement, discharged or satisfied any obligation or encumbrance other than ordinary operating expenses and trade payables reflected on the Balance Sheet, and trade payables and other operating expenses incurred after December 31, 1998 in the ordinary course of business and consistent with prior practice, all of which payments have been made in a manner consistent with prior practice;

(e) failed to pay any payables when due, consistent with prior practice;

(f) sold, transferred, leased to others or otherwise disposed of any assets outside of the ordinary course of business or canceled or compromised any debt or claim, or waived or released any right of substantial value;

(g) received any notice of termination or other threatened termination of any Material Contract, Lease, Permit or other agreement, or suffered any damage, destruction or loss (whether or not covered by insurance) the effect of which would reasonably be expected to have, either singly or in the aggregate, a Target Corporation Material Adverse Effect;

(h) encountered any labor union organizing activity labor disputes or had any material change in its relations with its employees or agents, clients or insurance carriers;

(i) made any accrual or arrangement for any bonus, or any increase in compensation or any severance or termination payment to (i) any present or former officer or employee of each Target Corporation; or (ii) to any affiliate of any Target Corporation or any officer, director or significant shareholder of any Target Corporation;

(j) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any license or any of the Intellectual Property used in the businesses or operations of each Target Corporation, or licensed or otherwise transferred or disposed of any of its material Intellectual Property;

(k) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any of its stockholders or any affiliate of any of its stockholders, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, or made or agreed to make any payment to any of its stockholders or any affiliate of any of its stockholders, whether on account of debt, management fees or otherwise;

(l) suffered any material adverse change, in any case or in the aggregate, in its assets, liabilities, financial condition, results of operations or business; or

(m) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses (g), (h) or (i)).

SECTION 3.12 Employee Benefit Plans. Schedule 3.12 sets forth a list of all the "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), programs and arrangements maintained for the benefit of any current or former employee, officer or director of each Target Corporation (collectively, the "Target Corporation Benefit Plans"). Each Target Corporation Benefit Plan has been operated in all material respects in accordance with the terms and requirements of applicable law and all required returns and filings for each Target Corporation Benefit Plan have been timely made. Neither Target Corporation has incurred any direct or indirect liability under, arising out of or by operation of ERISA or the Code in connection with any Target Corporation Benefit Plan or any other employee benefit plan maintained by any other entity under common control with each Target Corporation and no fact or event exists that could reasonably be expected to give rise to any such liability. All contributions due and payable on or before the date hereof in respect of each Target Corporation Benefit Plan have been made in full and in proper form.

SECTION 3.13 Labor Relations. No Target Corporation is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of any Target Corporation. To the knowledge of each Target Corporation and each Stockholder, there have been no labor organization activities involving any of the employees of each Target Corporation during the last five years. Schedule 3.13 hereto contains a complete list of all of the employees of each Target Corporation, including salary and bonus paid for 1997 and 1998 and for 1999 through January 31 and material perquisites and benefits, and of those persons currently intended to become employees after the dates hereof, including their starting dates and agreed compensation arrangements. Except as indicated in Schedule 3.13, none of such employees is subject to an employment agreement or employment restriction with each Target Corporation or with any prior employer and all employees of each Target Corporation are terminable at will. Except as listed on Schedule 3.13 or
Schedule 2.1, no employee of a Target Corporation has any right or claim (legal, equitable or otherwise) to receive any Merger Consideration. The representation and warranty made in the second sentence of this Section 3.13 with respect to any Stockholder are made only by the Stockholder solely with respect to itself.

SECTION 3.14 Insurance Policies; Claims. Schedule 3.14 sets forth all insurance policies and bonds maintained by or on behalf of each Target Corporation. Except as disclosed in Schedule 3.14, the insurance policies and bonds set forth in
Schedule 3.14 are provided by reputable insurers or issuers, and provide adequate coverage for all normal risks incident to the businesses of each Target Corporation and its assets. No claims have been made against a Target Corporation as a result of allegedly defective products or any alleged libelous, slanderous or defamatory statements or activities and none of the Stockholders or Target Corporations knows of any basis for the assertion of any such claim. No insurance policy issued to or on behalf of a Target Corporation has ever been canceled by the policy issuer. No issuer of any policy covering a Target Corporation or any of its assets, operations or employees has refused to review a claim during the past five years. The representations and warranties made in the third sentence of this Section 3.14 with respect to any Stockholder are made only by the Stockholder solely with respect to itself.

SECTION 3.15  Intellectual Property.

(a) Each Target Corporation owns or possesses all right, title and interest in and to, or a valid and enforceable license or other right to use all of the Intellectual Property that is used in the conduct of the business of each Target Corporation. All Intellectual Property that is used in the conduct of the business of each Target Corporation (including all applications and registrations therefor) is listed on Schedule 3.15(a), and no other Intellectual Property is used or necessary in the conduct of such business. Except as disclosed in Schedule 3.15(a), (i) each Target Corporation has the right to use the Intellectual Property it owns or licenses; (ii) all registrations with respect thereto are in full force and effect; (iii) there are no transfer restrictions, direct or indirect, relating thereto affected by the Merger as provided herein; (iv) all relevant documentation and explanatory materials relating thereto in reasonable detail have been provided to Big City; and (v) each Target Corporation has taken appropriate and reasonable security measures to protect the secrecy, confidentiality, and value of each Target Corporation's trade secrets and related Intellectual Property. All Intellectual Property licensed to third parties is listed on Schedule 3.15(a). To the knowledge of the Stockholders, there has been no disclosure of any trade secrets or other proprietary information of each Target Corporation that has had, or could be reasonably expected to have, a Target Corporation Material Adverse Effect. Each Target Corporation has taken customary steps to backup all of its Intellectual Property and all material Web-based, Internet and computer applications and projects for customers and clients of the business. Neither Target Corporation has infringed, misappropriated or otherwise violated any Intellectual Property of any other person. To the knowledge of each of the Stockholders, no person is infringing upon any Intellectual Property right of each of the Target Corporations. Each Target Corporation maintains "Web wrap" agreements as necessary to alert users and subscribers to the potential civil and criminal liability to which they may be subject for intellectual property infringement. The representations and warranties made in the fourth and seventh sentences of this Section 3.15 with respect to any Stockholder are made only by the Stockholder solely with respect to itself.

(b) "Intellectual Property" means all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); all registered and unregistered, statutory and common law trademarks, service marks and service mark rights, trade dress, trade names and trade name rights corporate names and domain names and URLs and all the goodwill associated therewith; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all protocols, codes and operating systems; and all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, design plans, improvements, proposals, technical and computer data, documentation and software, brand names, inventions, processes, trade dress, business and product names, industrial models, designs, methodologies, computer programs (including all source codes), databases, HTML, Java and related codes, technical information, engineering and technical drawings, financial business and marketing plans, customer and supplier lists and related proprietary information, marketing materials and all other proprietary rights. Intellectual Property does not include software licensed under a shrinkwrap agreement.

(c) Other than as set forth on Schedule 3.15(c), each Target Corporation has caused each of its current employees, consultants and independent contractors, as applicable, that have worked on or contributed to the development or improvement of any of its software or other Intellectual Property, to execute applicable "work for hire" (as such term is used in the federal copyright statute) and/or assignments required to vest in each Target Corporation full, effective, exclusive and original ownership of all such Intellectual Property.

SECTION 3.16 Personal Properties; Assets. Schedule 3.16 sets forth the personal properties and assets owned or leased by each Target Corporation as of December 31, 1998 as identified to the independent certified public accountants of each Target Corporation for the purposes of their review of the Target Corporation Audited Financial Statements. Each Target Corporation (a) has good and marketable title to all personal properties and assets owned by it (except personal properties sold or otherwise disposed of since the date thereof in the ordinary course of business), and those personal properties acquired after the date thereof and not thereafter disposed of, free and clear of all Liens, except
(i) statutory liens securing payments not yet due, and (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances which do not secure monetary obligations and which do not materially affect the use or marketability of the personal properties or assets subject thereto or affected thereby or otherwise materially impair each Target Corporation's business operations or use of such assets, and (b) is the lessee of all other personal property reflected on Schedule 3.16, which lease is for an annual amount in excess of $20,000. Each lease for personal property that is material to the businesses of each Target Corporation is valid without default thereunder by the lessee or, to the knowledge of each Target Corporation and each Stockholder, lessor, and each Target Corporation is in possession of the personal property purported to be leased thereunder. The personal properties and assets of each Target Corporation are in good operating condition and repair (ordinary wear and tear excepted).

SECTION 3.17 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of each Target Corporation or each Stockholder. The representation and warranty made in this Section 3.17 with respect to any Stockholder are made only by the Stockholder solely with respect to itself.

SECTION 3.18 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of each Target Corporation are complete and correct in all material respects, and there have been no material transactions involving a Target Corporation of the type typically recorded in such records that have not been recorded.

SECTION 3.19 No Illegal or Improper Transactions. Neither Target Corporation nor, to the best knowledge of the respective Target Corporation, any officer, director, employee, agent or affiliate of a Target Corporation has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (i) illegally or improperly facilitating the purchase or sale of any product or service, or (ii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law.

SECTION 3.20 Related Transactions. Except as disclosed in Schedule 3.20, and for compensation and related arrangements with employees for services rendered consistent with past practices, no current or former director, officer, employee or Stockholder of a Target Corporation, nor any immediate family member of any of the foregoing, is presently, or since January 1, 1996, has been, (a) a party to any transaction with a Target Corporation (including, but not limited to, any contract, agreement or other arrangements providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or affiliated entities), or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present competitor, supplier or customer of a Target Corporation, nor does any such person receive income from any source other than a Target Corporation which relates to the business of, or should properly accrue to, a Target Corporation. All related party transactions have been at arms length and all revenues and expenses of the Target Corporation that have been collected or paid by any affiliated entities are properly reported in the Target Corporation Unaudited Financial Statements and will be properly reported in the audited financial statements of the Target Corporations.

SECTION 3.21 Disclosure. No representation or warranty by any of the Target Corporations or Stockholders contained in this Agreement or any Schedule hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Any representation and warranty made in this Section 3.21 with respect to any Stockholder are made only by the Stockholder solely with respect to itself.

SECTION 3.22  Environmental, Health and Safety Matters.

(a) Each Target Corporation, to the best of its knowledge, is in compliance with Environmental, Health and Safety Requirements, except for such noncompliance as would not reasonably be expected to have, either singly or in the aggregate, a Target Corporation Material Adverse Effect.

(b) Each Target Corporation, to the best of its knowledge, has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to each Target Corporation or its property arising under Environmental, Health, and Safety Requirements, the subject of which would reasonably be expected to have, either singly or in the aggregate, a Target Corporation Material Adverse Effect.

SECTION 3.23  Year 2000 Compliance.

(a) Each Target Corporation has conducted a full assessment of its Information Technology. Except as set forth on Schedule 3.23, to the best knowledge of each Target Corporation, all Information Technology created by each Target Corporation or used in or relied on by each Target Corporation in the conduct of its business is designed to record, store, process and present date/time data (including without limitation, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000 and leap year calculations, and all such Information Technology will not malfunction, cease to function or provide invalid or incorrect results or degrade in performance as a result of date/time data, including to the extent that other Information Technology, when used in combination with Information Technology of Target Corporation, properly exchanges date/time data with it ("Year 2000 Compliant").

(b) To the best of the knowledge of each Target Corporation, all Information Technology of third parties used in combination with Information Technology used in or relied on by each Target Corporation in the conduct of its business is Year 2000 Compliant.

(c) "Information Technology" means electronic data, communications and other systems utilizing computer hardware, computer software, computer firmware and other similar or related items including source codes, operating codes, programs, utilities and other software.

(d) To the best knowledge of each Target Corporation, the cost of remedying any and all Information Technology to ensure that it is Year 2000 compliant as necessary to continue its operations after December 31, 1999 as currently operated is not reasonably likely to exceed $50,000.

SECTION 3.24 Domain Names. To the best knowledge of each Target Corporation,
Schedule 3.24 sets forth all domain names assigned to or reserved by each Target Corporation. To the best knowledge of each Target Corporation, its domain names have been validly obtained by each Target Corporation and are exclusive to each Target Corporation. All filings, payments and actions have been made or taken and the domain names used in such manner as may be necessary to maintain the right to such names. None of such domain names are a federally registered trademark of any third party. The validity of such domain names have not been challenged by any party and to the knowledge of each Target Corporation and each Stockholder, no circumstances exist which would reasonably form the basis for any such challenge. The representation and warranty made in the immediately preceding sentence of this Section 3.24 with respect to any Stockholder are made only by the Stockholder solely with respect to itself.

SECTION 3.25 Investment Representations. Each Stockholder represents as to itself only that (i) all Big City Stock to be acquired by such Stockholder pursuant to this Agreement will be acquired for its account and not with a view towards distribution thereof; (ii) it understands that it must bear the economic risk of the investment in the Big City Stock, which cannot be sold by it unless it is registered under the Securities Act, or an exemption therefrom is available thereunder; (iii) it has had both the opportunity to ask questions and receive answers from the officers and directors of Big City and all persons acting on Big City's behalf concerning the business and operations of Big City and to obtain any additional information to the extent Big City possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information; and (iv) it has received copies of the Big City Reports described in Section 4.19. Each Stockholder acknowledges, as to itself only, that (a) it is either (i) an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act or (ii) a person possessing sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in Big City; and (b) it understands that the certificates representing the Big City Stock shall bear legends to the effect that the Big City Stock may not be transferred except upon compliance with (i) the registration requirements of the Securities Act (or an exemption therefrom) and (ii) the provisions of this Agreement.

SECTION 3.26 Material Customers and Suppliers. Schedule 3.26 lists the ten largest customers (measured by revenue) and suppliers (measured by cost of goods or services) over the prior 12-month period in each of the businesses of the Target Corporations. To the best knowledge of each Target Corporation and, except as scheduled, no customer or supplier has ceased or materially reduced its business with the Target Corporation during such period, has notified the Target Corporation of any potential bankruptcy or insolvency, or accounts for more than 10% of the annual revenues or costs of goods or services, as the case may be, of the Target Corporation.

SECTION 3.27 Nasdaq Listing. Big City has disclosed to the Target Corporation Parties that the Common Stock of Big City has been delisted from the Nasdaq SmallCap Market. Big City has made no representation or warranty to the Target Corporation Parties with respect to the ability of Big City to have any of its securities listed on the Nasdaq SmallCap Market.

SECTION 3.28 Information Statement. The information supplied or to be supplied by or on behalf of the Target Corporations and Stockholders for inclusion or incorporated by reference in the Big City information statement pursuant to
Section 14(f) of the Exchange Act of 1934, as amended ("Exchange Act"), in definitive form (the "Information Statement"), will not, at the date mailed to the Big City stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, insofar as it relates to the Target Corporations and Stockholders, will comply as to form in all material respects with the applicable provisions of the Exchange Act and rules and regulations thereunder. The representation and warranty made in this Section
3.28 with respect to any Stockholder are made only by the Stockholder solely with respect to itself.

SECTION 3.29 Tax Opinion. The Target Corporation Parties have received an opinion of Gardner Carton & Douglas in the form of Exhibit B annexed hereto.

SECTION 3.30 Schedules. The Target Corporation Parties have made a good faith effort to provide information on each Schedule to this Agreement, where necessary, pertinent to the related representation and warranty; however, to the extent information is provided on one schedule which should also have been presented on another schedule, disclosure on the one schedule will be deemed disclosure on the other schedules where appropriate.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF BIG CITY
                            AND THE MERGER SUBSIDIARY


         Each of the Big City Parties, jointly and severally, represents and warrants to the Stockholders as follows:

SECTION 4.1 Organization. Each of the Big City Parties and Big City
Subsidiaries is a corporation or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Except as described on Schedule 4.1(a), none of the Big City Parties owns, directly or indirectly, any capital stock or other securities of any issuer or any equity interest in any other entity, including any partnership, limited partnership, limited liability company, business trust, joint venture or any other business entity, or is a party to any agreement to acquire any such securities or interest. None of the Big City Parties conducts any business through any entity other than itself except for the limited purposes for which the Big City Subsidiaries are maintained as corporate or partnership entities. Each of the Big City Parties and Big City Subsidiaries is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify (which states are listed in Schedule 4.1(b)), except where the failure to so qualify would not reasonably be expected to have, either singly or in the aggregate, a Big City Material Adverse Effect. Each of the Big City Parties and Big City Subsidiaries has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted.

SECTION 4.2 Authority; Corporate Action. Each of the Big City Parties has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by the respective agreements to which it is a party. All corporate action necessary to be taken by the Big City Parties to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments to be delivered by the Big City Parties in connection with the transactions contemplated hereby or thereby will have been, duly and validly taken, and this Agreement and such other agreements and instruments have been duly executed and delivered by each of the Big City Parties that are party thereto. Subject to the terms and conditions hereof, this Agreement constitutes valid, binding and enforceable obligations of each of the Big City Parties that are party thereto, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

SECTION 4.3  No Conflict; Required Filings and Consents.

(a) Provided that the actions described in Section 9.1(c) and (d) are completed by the Closing, the execution and delivery of this Agreement (and each of the other agreements contemplated hereby) by each of the Big City Parties do not, and the performance by each of the Big City Parties of its respective obligations under this Agreement (and each of the other agreements or instruments contemplated hereby) will not, as the case may be, (i) conflict with or violate the Certificate of Incorporation or By-laws of each of the Big City Companies, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to each of the Big City Companies or by which any of their respective properties or assets is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of any of the Big City Companies pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of the Big City Companies is a party or by which any of the Big City Companies or any of their respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii), above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not reasonably be expected to have, either singly or in the aggregate, a Big City Material Adverse Effect.

(b) The execution and delivery of this Agreement (and each of the other agreements and instruments contemplated hereby) by each of the Big City Parties do not, and the performance of this Agreement (and each of the other agreements and instruments contemplated hereby) by each of the Big City Parties will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity, except (i) for (A) compliance with the applicable requirements, if any, of the Exchange Act, Securities Act, state securities laws or state takeover laws and (B) filing and recordation of appropriate merger documents and the Certificate of Amendment to the Certificate of Incorporation of Big City to establish the Big City Preferred Stock as described in Section 9.1(c) as required by the laws of the State of New York, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have, either singly or in the aggregate, a Big City Material Adverse Effect.

SECTION 4.4 Capitalization. The authorized capital stock of Big City and the number of issued shares of each class of capital stock is set forth in Schedule
4.4. Except as set forth on Schedule 4.4, there are no options, warrants, subscriptions, conversion rights or securities exchange rights or other securities or other contractual rights outstanding which require, or give any person the right to require, the issuance, delivery or sale (including right of conversion or exchange) of any capital stock of Big City, the Merger

Subsidiaries and the Big City Subsidiaries, whether or not such rights are presently exercisable. There are no pre-emptive rights, rights of first refusal or other similar agreements obligating Big City, the Merger Subsidiaries and the Big City Subsidiaries to offer any shares of its capital stock to any person. Except as set forth on Schedule 4.4 no holder of any securities of Big City, the Merger Subsidiaries and the Big City Subsidiaries (or securities issuable in exchange therefor) has the right to require any party to register such securities under the Securities Act (as defined), either on a "demand" or a "piggyback" basis. All shares, options and warrants and other securities of Big City issued since its date of incorporation were issued in compliance with the registration provisions of the Securities Act and applicable state securities laws or pursuant to an exemption therefrom. Big City does not have outstanding any bonds, debentures, notes or other obligations under the terms of which the holders of which have any rights to vote with the stockholders of Big City. Big City has reserved 400,000 shares of Big City Stock for issues pursuant to stock-based awards (including employee stock options) that may be made under the Big City 1998 Performance Equity Plan ("1998 Option Plan"). As of the date of this Agreement, the only awards made under the 1998 Plan is an option to purchase 100,000 shares of Big City Stock and the option to Mark Weinreb referred to in Section 4.24.

SECTION 4.5 Licenses and Permits; Compliance with Laws. Big City and the Big City Subsidiaries hold all permits, licenses and approvals (collectively, the "Big City Permits") from all Federal, state and local governmental authorities necessary for it to own, lease and operate its properties and to carry on its businesses as now being conducted, and no Big City Permit has been rescinded and all Big City Permits are in full force and effect and are listed on Schedule 4.5, except for Big City Permits which the failure to hold would not reasonably be expected to have, either singly or in the aggregate, a Big City Material Adverse Effect. The business of Big City is being and has been conducted in compliance with the Big City Permits and all applicable laws, statutes, ordinances, regulations, judgments, orders, decrees, concessions, grants and other authorizations of any governmental authority, except for such failures that would not reasonably be expected to have, either singly or in the aggregate, a Big City Material Adverse Effect. Big City and the Big City Subsidiaries are not in default in any material respect under any Big City Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder, except where such default would not reasonably be expected to have, either singly or in the aggregate, a Big City Material Adverse Effect. Neither the execution and delivery of this Agreement nor any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor compliance by Big City with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Big City Permit, except for Big City Permits the loss or impairment of which would not reasonably be expected to have, either singly or in the aggregate, a Big City Material Adverse Effect. The Big City Parties and the Big City Subsidiaries do not provide any service that would require that Big City obtain any authorization or make any registration in any foreign country.

SECTION 4.6 Real Property. Schedule 4.6 contains a true, correct and complete list and brief description of all real property (i) leased or subleased by Big City and the Big City Subsidiaries or (ii) utilized or accessed by Big City and the Big City Subsidiaries in the operation of its business, including all rights-of-way and easement agreements. The space occupied by Big City is adequate for its current and planned operations through December 31, 2000. Except as set forth on Schedule 4.6, Big City has not subleased any of its real property to others. Except as set forth on Schedule 4.6, Big City and the Big City Subsidiaries are in compliance with all of the provisions of its leases and subleases and are not in default thereunder. Each leasehold interest (i) is valid, subsisting and in full force and effect; and (ii) is not subject to any Liens (other than collateral assignments of the leases granted by the landlords thereunder to the extent permitted by the terms of the leases and which do not interfere with or detract from the use by Big City and the Big City Subsidiaries of the property subject to the leases). The payment obligations of any sublessee under any sublease are equal to or greater than the payments required to be made for the subleased space to the landlord. Except as set forth in Schedule 4.6 there are no facts known to Big City and the Big City Subsidiaries which would prevent Big City from occupying any of the property it leases after the Closing in substantially the same manner as before. The execution and delivery of this Agreement, and the performance of the obligations hereunder and thereunder, will not constitute a default under any Lease.

SECTION 4.7  Material Contracts.

(a) There are no contracts, agreements or other documents required to be filed with the Big City Reports (as hereinafter defined) that have not been filed as exhibits thereto under the Exchange Act ("Big City Material Contracts"). Except as set forth on Schedule 4.7(a), Big City and the Big City Subsidiaries are not currently and have not been during the past five years, a party to any prime contract, subcontract, basic ordering agreement, letter contract, arrangement, purchase order, or delivery order of any kind, including all amendments, modifications, and options thereunder or relating thereto, given by a party holding itself out as a federal or state government or agency, division, subdivision or procuring office thereof.

(b) Except as set forth in Schedule 4.7(b), all Big City Material Contracts and material agreements of the Big City Subsidiaries are valid and in full force and effect and Big City and the Big City Subsidiaries have not violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Big City Material Contract or any material agreements of the Big City Subsidiaries, respectively.

SECTION 4.8 Litigation. Except as set forth on Schedule 4.8, there are no actions, suits, arbitrations, mediations or other proceedings pending or, to the knowledge of Big City, threatened against Big City or the Big City Subsidiaries at law or in equity before any court, Federal, state, municipal or other governmental department or agency or other tribunal nor are there any customer complaints or other circumstances which could reasonably serve as a basis for same. Except as set forth on Schedule 4.8, neither Big City nor the Big City Subsidiaries nor their respective property is subject to any order, judgment, injunction or decree. Except as set forth on Schedule 4.8, no claim, action, proceeding or investigation is pending or, to the best knowledge of Big City, threatened against Big City or the Big City Subsidiaries which would reasonably be expected to have a Big City Material Adverse Effect.

SECTION 4.9 Taxes, Tax Returns and Audits. Big City has (or, in the case of returns becoming due after the date hereof and on or before the Effective Time, will have prior to the Effective Time) prepared and filed on a timely basis with all appropriate Federal, state, local and foreign governmental authorities all returns in respect of Taxes it is required to file on or prior to the Effective Time or by such date will have obtained the appropriate extensions to file, and all such returns completely and accurately (or, in the case of returns becoming due after the date hereof and on or before the Effective Time, will completely and accurately) set forth the amount due of any Taxes relating to the applicable period. Big City has paid (or, in the case of Taxes becoming due after the date hereof and on or before the Effective Time, will have paid) in full all Taxes due on or before the Effective Time and, in the case of Taxes accruing on or before the Effective Time that are not due on or before the Effective Time, Big City has or will have established adequate reserves on its books and records and financial statements (including the Balance Sheet) for such payment in accordance with GAAP. Big City has withheld from each payment made to any of its present or former employees, officers, directors or other party all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities. In addition, except as set forth on Schedule 4.9, (i) there are no assessments against Big City with respect to Taxes that have been issued and are outstanding and Big City is not aware of a basis for the assessment of additional Taxes for any period for which tax returns have been filed; (ii) no governmental authorities have audited or, to the knowledge of Big City, examined Big City in respect of Taxes; (iii) Big City has not executed or filed any agreement extending the period of assessment or collection of any Taxes which has not yet expired by its terms; (iv) Big City has not received written notification from any governmental authority of its intention to commence any audit or investigation; (v) Big City is not liable for Taxes of any other person or entity and is not a party to or bound by or nor does it have any obligation under any tax sharing or tax indemnification agreement, provision or arrangement, whether formal or informal, and no power of attorney, which is currently in effect, has been granted with respect to any matter relating to Taxes of Big City; (vi) Big City is not presently required nor will it be required to include any adjustment in taxable income under Section 481 of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of any change in method of accounting or otherwise; (vii) Big City has not filed a consent under Section 341(f) of the Code; and (viii) Big City has not and will not make any payment that will not be deductible under Section 280G of the Code.

SECTION 4.10 Absence of Certain Changes. Other than as set forth on Schedule 4.10, or as required or provided by this Agreement or as a result of the sale or closing of retail stores owned by Big City since December 31, 1998 pursuant to arrangements or agreements concluded or executed prior to the date of this Agreement, Big City has not, since December 31, 1998:

(a) issued, delivered or agreed to issue any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

(b) borrowed or agreed to borrow any funds;

(c) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the ordinary course of business and consistent with prior practice;

(d) discharged or satisfied any obligation or encumbrance other than ordinary operating expenses and trade payables reflected on the balance sheet dated December 31, 1998 included in the Big City Reports, and trade payables and other operating expenses incurred after December 31, 1998 in the ordinary course of business and consistent with prior practice, all of which payments have been made in a manner consistent with prior practice;

(e) failed to pay any payables when due, consistent with prior practice;

(f) sold, transferred, leased to others or otherwise disposed of any assets outside of the ordinary course of business or canceled or compromised any debt or claim, or waived or released any right of substantial value;

(g) received any notice of termination or other threatened termination of any Big City Material Contract, lease, Big City Permit or other agreement, or suffered any damage, destruction or loss (whether or not covered by insurance) the effect of which would reasonably be expected to have, either singly or in the aggregate, a Big City Material Adverse Effect;

(h) encountered any labor union organizing activity labor disputes or had any material change in its relations with its employees or agents, clients or insurance carriers;

(i) made any accrual or arrangement for or any bonus, or any increase in compensation or any severance or termination payment to any present or former officer or employee of Big City;

(j) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any license or any of the Intellectual Property used in the businesses or operations of Big City, or licensed or otherwise transferred or disposed of any of its material Intellectual Property;

(k) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any of its stockholders or any affiliate of any of its stockholders, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, or made or agreed to make any payment to any of its stockholders or any affiliate of any of its stockholders, whether on account of debt, management fees or otherwise;

(l) suffered any material adverse change, in any case or in the aggregate, in its assets, liabilities, financial condition, results of operations or business; or

(m) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses (g), (h) or (i)).

SECTION 4.11 Employee Benefit Plans. Schedule 4.11 sets forth a list of all the "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), programs and arrangements maintained for the benefit of any current or former employee, officer or director of Big City (collectively, the "Big City Benefit Plans"). Each Big City Benefit Plan has been operated in all material respects in accordance with the terms and requirements of applicable law and all required returns and filings for each Big City Benefit Plan have been timely made. Big City has not incurred any direct or indirect liability under, arising out of or by operation of ERISA or the Code in connection with any Big City Benefit Plan or any other employee benefit plan maintained by any other entity under common control with Big City, and no fact or event exists that could reasonably be expected to give rise to any such liability. All contributions due and payable on or before the date hereof in respect of each Big City Benefit Plan have been made in full and in proper form.

SECTION 4.12 Labor Relations. Big City is not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of Big City. To the knowledge of Big City, there have been no labor organization activities involving any of the employees of Big City during the last five years. Schedule 4.12 sets forth those persons with whom Big City has entered into an employment agreement or employment restriction and except for those persons listed on Schedule 4.12 all employees of Big City are terminable at will.

SECTION 4.13 Insurance Policies; Claims. Schedule 4.13 sets forth all insurance policies and bonds maintained by or on behalf of Big City. Except as disclosed in Schedule 4.13, the insurance policies and bonds set forth in Schedule 4.13 are provided by reputable insurers or issuers, and provide adequate coverage for all normal risks incident to the businesses of Big City and its assets. No claims have been made against Big City as a result of allegedly defective products or any alleged libelous, slanderous or defamatory statements or activities and Big City does not know of any basis for the assertion of any such claim. No insurance policy issued to or on behalf of Big City has ever been canceled by the policy issuer. No issuer of any policy covering Big City or any of its assets, operations or employees has refused to review a claim during the past five years.

SECTION 4.14 Intellectual Property. Big City owns or possesses all right, title and interest in and to, or a valid and enforceable license or other right to use all of the Intellectual Property that is used in or necessary to the conduct of the business of Big City. All Intellectual Property that is used or necessary in the conduct of the business of Big City (including all applications and registrations therefor) is listed on Schedule 4.14, and no other Intellectual Property is used or necessary in the conduct of such business. Except as disclosed in Schedule 4.14, (i) Big City has the exclusive right to use its Intellectual Property; (ii) all registrations with respect thereto are in full force and effect; (iii) there are no transfer restrictions, direct or indirect, relating thereto that would prevent or impair any transfer thereof to the Surviving Corporation as provided herein; and (iv) Big City has taken appropriate and reasonable security measures to protect the secrecy, confidentiality, and value of Big City's trade secrets and related Intellectual Property. All Intellectual Property licensed to third parties is listed on
Schedule 4.14. To the knowledge of Big City, there has been no disclosure of any trade secrets or other proprietary information of Big City that has had, or could be reasonably expected to have, a Big City Material Adverse Effect. Big City has taken customary steps to backup all of its Intellectual Property. Big City has not infringed, misappropriated or otherwise violated any Intellectual Property of any other person. To the knowledge of Big City, no person is infringing upon any Intellectual Property right of Big City.

SECTION 4.15 Personal Properties; Assets. Big City (a) has good and marketable title to all personal property and assets owned by it (except personal property sold or otherwise disposed of since the date thereof in the ordinary course of business and the sale of franchise assets), and that personal property acquired after the date thereof and not thereafter disposed of, free and clear of all Liens, except (i) statutory liens securing payments not yet due, and (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances which do not secure monetary obligations and which do not materially affect the use or marketability of the personal properties or assets subject thereto or affected thereby or otherwise materially impair Big City's business operations or use of such assets. Each lease for personal property that is material to the businesses of Big City is valid without default thereunder by the lessee or, to the knowledge of Big City, lessor, and Big City are in possession of the personal property purported to be leased thereunder. The personal properties and assets of Big City are in good operating condition and repair (ordinary wear and tear excepted), and constitute all of the personal properties, assets and rights which are necessary for the businesses and operations of Big City as currently conducted and planned through December 31, 1999.

SECTION 4.16 Bank Accounts. Schedule 4.16 sets forth the name of each bank in which Big City has an account or safe deposit box, vault, lock-box or other arrangement, the account number and description of each account at each bank and the names of all persons authorized to draw thereon or to have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from Big City.

SECTION 4.17 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of Big City are complete and correct in all material respects, and there have been no material transactions involving Big City of the type typically recorded in such records that have not been recorded.

SECTION 4.18  Environmental, Health and Safety Matters.

(a) To the best of its knowledge, Big City is in compliance with Environmental, Health and Safety Requirements, except for such noncompliance as would not reasonably be expected to have, either singly or in the aggregate, a Big City Material Adverse Effect.

(b) To the best of its knowledge, Big City has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to Big City or its property arising under Environmental, Health, and Safety Requirements, the subject of which would reasonably be expected to have, either singly or in the aggregate, a Big City Material Adverse Effect.

SECTION 4.19  Securities and Exchange Commission Reports.

(a) Big City has filed all forms, reports, statements and other documents required to be filed with the Commission and has heretofore made available to the Target Corporation Parties, in the same form filed with the Commission, together with any amendments thereto, copies of its (i) Annual Report on Form 10-K for the year ended December 31, 1998 and all Quarterly Reports on Form 10-Q filed since January 1, 1999 and (ii) all proxy statements relating to meetings of stockholders (whether annual or special) since January 1, 1999 (collectively, the "Big City Reports"). As of their respective filing dates, the Big City Reports complied as to form in all material respects with the requirements of the Securities Act and Exchange Act and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements of the Big City Companies for the year ended December 31, 1998 audited and reported on by Richard A. Eisner & Company, LLP (collectively, the "Big City Financial Statements") are contained in the Annual Report on Form 10-K for the year ended December 31, 1998 which has been delivered to the Target Corporation Parties as part of the Big City Reports. The Big City Financial Statements, including all related notes and schedules thereto, fairly present in all material respects the consolidated financial position of the Big City Companies as at the respective dates thereof and the consolidated results of operations and cash flows of the Big City Companies for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject, in the case of interim financial statements, to normal year-end adjustments.

SECTION 4.20 Information Statement. The information supplied or to be supplied by or on behalf of Big City for inclusion or incorporation by reference in the Information Statement will not, at the date mailed to the Big City stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, insofar as it relates to Big City, will comply as to form in all material respects with the applicable provisions of the Exchange Act and rules and regulations thereunder.

SECTION 4.21 Disclosure. No representation or warranty by either of the Big City Parties contained in this Agreement or any Schedule hereto, when taken together with the Big City Reports, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

SECTION 4.22 Brokers. Except for a finder's fee payable at the Closing to Perrin, Holden & Davenport Capital Corp. by issuance of the Warrant referred to in Section 4.24, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of the Big City Parties.

SECTION 4.23 Big City Stock. The shares of Big City Stock and shares of Big City Preferred Stock to be issued to the Stockholders pursuant to this Agreement will, when issued as provided in this Agreement, be validly issued, fully paid and non-assessable.

SECTION 4.24 Collateral Agreements. (a) Big City has executed the Severance Agreement and Option Agreement for Mark Weinreb in the form of Exhibit C-1 and C-2 and (b) Big City has executed the Warrants granting to Perrin, Holden & Davenport Capital Corp. the right to purchase up to 500,000 shares of the Common Stock of Big City in the form of Exhibit F annexed hereto.

SECTION 4.25 Schedules. The Big City Parties have made a good faith effort to provide information on each Schedule to this Agreement, where necessary, pertinent to the related representation and warranty; however, to the extent information is provided on one schedule which should also have been presented on another schedule, disclosure on the one schedule will be deemed disclosure on the other schedules where appropriate.


                                    ARTICLE V
      NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PARTIES

SECTION 5.1 Survival. Each statement, representation, warranty, covenant and agreement made or deemed made by any Party to another under this Agreement shall remain in effect continuously to and following the Closing, and shall terminate at such time as the obligation to indemnify for breaches of such statement, representation, warranty, covenant or agreement under Article X, terminates. Notwithstanding the above, there shall be no duty to update such statements, representations or warranties after the Closing.

SECTION 5.2 Nonwaiver of Rights. The representations, warranties, covenants and agreements made or deemed made by any Party to another shall not be affected or deemed waived by reason of the fact that another Party or its representatives knew or should have known that any such representations, warranties, covenants or agreements is or might be inaccurate in any respect. Any furnishing of information by any Party to another pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of the delivering Party to which another Party shall have access or any information obtained by, or made available to, any Party as a result of any investigation made by or on behalf of such Party prior to or after the date of this Agreement, shall not affect such Party's right to rely on any representation, warranty, covenant or agreement made or deemed made by another Party in this Agreement and shall not be deemed a waiver thereof. Notwithstanding the foregoing, in the event a Party learns prior to Closing that a representation, warranty or covenant of the other Party is materially inaccurate, that Party shall have the obligation to notify the other Party of such inaccuracy.

                                   ARTICLE VI
              COVENANTS OF TARGET CORPORATIONS AND THE STOCKHOLDERS

SECTION 6.1 Conduct of Business. Each Target Corporation and each Stockholder covenants and agrees that each Target Corporation will conduct its business and operations in the ordinary course consistent with previous practice. Each Target Corporation and each Stockholder covenants and agrees that, from the date hereof through the Closing Date, except as otherwise set forth in this Agreement or agreed to by Big City in writing, they shall cause each Target Corporation to:

(a) conduct its business only in the ordinary course and in a manner consistent with the current practice of such business, preserve substantially intact the business organization of each Target Corporation, use commercially reasonable efforts to keep available the services of the current employees of each Target Corporation and preserve the current relationships of each Target Corporation with customers and other persons with which Target Corporation has significant business relations, and comply with all requirements of law, the violation of which would reasonably be expected to have, either singly or in the aggregate, a Target Corporation Material Adverse Effect;

(b) not pledge, sell, transfer, dispose of, or otherwise encumber or grant any rights or interests to others of any kind with respect to, all or any part of its capital stock or enter into any discussions or negotiations with any other party to do so;

(c) not pledge, sell, lease, transfer, dispose of or otherwise encumber any of its property or assets other than consistent with past practices and in the ordinary course of business or enter into any discussions or negotiations with any other party to do so;

(d) not (i) issue any shares of its capital stock nor any options, obligations, rights, warrants or other securities convertible into or exchangeable for its capital stock, or any other class of securities, whether debt or equity, of each Target Corporation; or (ii) amend or otherwise modify the terms of any such securities, options, obligations, rights or warrants in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

(e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of its capital stock, or directly or indirectly redeem or purchase any such capital stock;

(f) not, in any manner whatsoever, advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business) or distribute to any of the Stockholders or any of their affiliates, or otherwise withdraw, cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing obligations of each Target Corporation in accordance with their terms;

(g) not make, agree to make or announce any general wage or salary increase or enter into or amend any employment contract or, unless provided for by contract executed on or before the date of this Agreement and provided to the Big City Parties, increase the compensation payable or to become payable to any of its officers or employees or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

(h) not make any capital expenditures, except in the ordinary course of business and consistent with past practices;

(i) not propose or adopt any amendments to its Certificate of Incorporation or By-laws, except as contemplated hereby;

(j) not merge or consolidate with, or acquire all or substantially all of the assets of, or otherwise acquire any business operations of, any person or entity or enter into any agreement for any of the foregoing;

(k) not (i) change any of its methods of accounting in effect at December 31, 1998, or (ii) make or rescind any material, express or deemed election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns for the taxable year ending December 31, 1998;

(l) not deviate from past practices or schedules with respect to the payment of accounts payable or collection of accounts receivable;

(m) except pursuant to this Agreement, not prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than indebtedness incurred in the ordinary course of business consistent with past practices;

(n) not enter into or modify in any material respect any Material Contract, Lease or Permit other than in the ordinary course of business;

(o) not take any action that will, or could reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being inaccurate or in any of the conditions to the Merger not being satisfied; or

(p) forebear from agreeing in writing or otherwise to do any of the foregoing.

SECTION 6.2  Access to Information; Confidentiality.

(a) Between the date of this Agreement and the Closing Date, the Target Corporation Parties will (i) permit the Big City Parties and their Representatives reasonable access to all of the books, records, reports and other related materials, offices and other facilities and properties of each Target Corporation; (ii) permit the Big City Parties and their Representatives to make such inspections thereof as they may reasonably request; and (iii) furnish the Big City Parties and their Representatives with such financial and operating data (including without limitation the work papers of each Target Corporation's accountants) and other information with respect to each Target Corporation as the Big City Parties may from time to time reasonably request.

(b) Between the date of this Agreement and the Closing Date, employees or Representatives of Big City may meet with and interview all employees of each Target Corporation at reasonable times during business hours as may be arranged by Big City and each Target Corporation.

(c) Each of the Target Corporation Parties shall hold and shall cause their Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all terms of this Agreement and related agreements and all documents and information concerning any of the Big City Companies furnished to them by the Big City Parties or their Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by any of the Target Corporation Parties, (ii) in the public domain through no fault of any of the Target Corporation Parties or (iii) later lawfully acquired by any of the Target Corporation Parties from another source, which source shall not be the agent of any of the Big City Companies or person under confidentiality obligation to any of the Big City Companies) and, except as otherwise required by applicable law, rule or regulation, none of the Target Corporation Parties shall release or disclose such information to any other person, except its auditors, actuaries, attorneys, financial advisors, bankers and other consultants and advisors who need to know same in connection with this Agreement.

SECTION 6.3 Maintenance of Assets; Insurance. Between the date of this
Agreement and the Closing Date, the Stockholders shall cause each Target Corporation to continue to maintain and service the assets of each Target Corporation consistent with past practice. Through the Closing Date, each Target Corporation shall maintain insurance policies providing insurance coverage for its business and the assets of each Target Corporation of the kinds, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered.

SECTION 6.4 No Other Negotiations. Unless and until this Agreement shall have been terminated pursuant to its terms, none of the Target Corporation Parties nor any of their Representatives shall, directly or indirectly, solicit, institute, initiate, pursue or enter into any inquiries, discussions, proposals or negotiations with any person concerning any merger, sale of substantial assets, tender offer, sale of shares of stock or similar transaction involving a Target Corporation or disclose, directly or indirectly, any information not customarily disclosed to the public concerning a Target Corporation, afford to any other person access to the properties, books or records of a Target Corporation, or otherwise assist any person preparing to make or who has made such an offer, or enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of significant amount of assets of a Target Corporation.

SECTION 6.5 No Securities Transactions. None of the Target Corporation Parties shall engage in any transactions involving the securities of Big City prior to the Closing Date, and, thereafter, any of the Stockholders that is an employee of the Surviving Corporation or any of the other Big City Companies shall not engage in any such transaction except as allowed under Big City's policies. In addition, each Stockholder covenants that it will not sell or otherwise transfer any Big City Stock acquired in this transaction unless such stock is registered under the Securities Act or an exemption therefrom is available.

SECTION 6.6 Fulfillment of Conditions. The Stockholders shall use their commercially reasonable efforts to fulfill, or cause to be fulfilled, the conditions specified in Article IX to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes taking or refraining from such actions as may be necessary to fulfill such conditions (including causing each Target Corporation to conduct its businesses in such manner that on the Closing Date the representations and warranties of the Stockholders contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

SECTION 6.7 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, the Target Corporation Parties shall give the Big City Parties prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement or (b) would cause any of the representations and warranties of any of the Target Corporation Parties contained herein to be inaccurate or otherwise misleading, (c) gives a Target Corporation any reason to believe that any of the conditions set forth in
Article IX will not be satisfied, or (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of a Target Corporation.

SECTION 6.8 Certain Consents. The Target Corporation Parties, in consultation with the Big City Parties and their Representatives, shall use their commercially reasonable efforts to obtain consents under all Material Contracts, Leases and Permits and all other instruments to which each Target Corporation is a party or by which it is bound which require the consent of any other party or person either by the terms thereof or as a matter of law in connection with the Merger.

SECTION 6.9 Non-use of Name. From and after the date hereof, no Stockholder shall establish or otherwise be associated with, as an owner, partner, shareholder, employee or otherwise, any firm which utilizes the name "Intelligent Computer Solutions" or "VillageNet" or any variant thereof as part of its business name other than in connection with their employment by Big City or the Surviving Corporation and their affiliates after the Closing Date or grant to any person or entity the right to use the name "Intelligent Computer Solutions" or "VillageNet" or any variant thereof, or grant any material rights to any Intellectual Property to any third party other than in the ordinary course of business of Big City or the Surviving Corporation and their affiliates.

SECTION 6.10 Information for Information Statement. The Target Corporation Parties will cooperate with Big City in the preparation of the Information Statement and furnish to Big City all information concerning each of the Target Corporation Parties that is required or customary for inclusion in an Information Statement.

SECTION 6.11 Lien Search. The Target Corporations will order and provide to Big City a lien search ("Lien Search") by a mutually acceptable company of each of the Target Corporations in respect of UCC filings, federal and state tax lien and judgments, and federal and state courts (including bankruptcy court) in each jurisdiction in which the Target Corporations are incorporated and conduct a substantive portion of their business operations, as listed in Schedule 3.1(b) which Lien Search will be paid by the Target Corporations.

SECTION 6.12 Post Merger Tax Status. The Target Corporation Parties will not undertake any actions prior to the Closing that would adversely affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

SECTION 6.13 Financial Statements of Target Corporations. Each Target Corporation will provide to Big City within forty-five days after the date of this Agreement audited financial statements for the fiscal year ended December 31, 1998, together with all related notes and schedules, which have been prepared in accordance with GAAP and Regulation S-X (and where applicable Regulation S-B), together with an executed independent accountant's report thereon.


                                   ARTICLE VII
                        COVENANTS OF THE BIG CITY PARTIES

SECTION 7.1 Conduct of Business. Each of the Big City Parties covenants and agrees that from the date hereof through the Closing Date, except as otherwise set forth in this Agreement, including Section 7.13, or agreed to by the Stockholders in writing, each Big City Party will conduct its business and operations in the ordinary course consistent with previous practice, and each will:

(a) conduct its business only in the ordinary course and in a manner consistent with the current practice of such business, preserve substantially intact the business organization of each Big City Party, use commercially reasonable efforts to keep available the services of the current employees of each Big City Party and preserve the current relationships of each Big City Party with customers and other persons with which the Big City Party has significant business relations, and comply with all requirements of law, the violation of which would reasonably be expected to have, either singly or in the aggregate, a Big City Corporation Material Adverse Effect; provided, however, the foregoing will not limit the ability of the Big City Parties to offer, negotiate or sell their respective assets or to otherwise curtail any of their respective business activities and take other steps to reduce their respective expenses or suffer concomitant changes in relationships with customers or other persons having business relations with the Big City Parties and cause changes in the application of applicable law and regulation, with the written consent of the Target Corporation Parties, which will not be unreasonably withheld;

(b) not pledge, sell, transfer, dispose of, or otherwise encumber or grant any rights or interests to others of any kind with respect to, all or any part of its capital stock, except pursuant to outstanding instruments defining the rights of securities holders;

(c) unless pursuant to a written agreement disclosed on Schedule 7.1(c) binding on any Big City Party as of the date of this Agreement, not pledge, sell, transfer, dispose of, or otherwise encumber or grant any of its property or assets other than consistent with past practices and in the ordinary course of business or enter into any discussions or negotiations with any other party to do so;

(d) not (i) issue any options, obligations, rights, warrants or other securities convertible into or exchangeable for its capital stock, or any other class of securities, whether debt or equity, of each Big City Party other than options automatically granted to directors of Big City on March 1 of each year pursuant to its 1996 Performance Equity Plan; or (ii) amend or otherwise modify the terms of any outstanding options, obligations, rights or warrants in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

(e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of its capital stock other than as required by the Certificate of Incorporation, or directly or indirectly redeem or purchase any such capital stock;

(f) not, in any manner whatsoever, advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business) or distribute to any of the stockholders of the Big City Parties or any of their affiliates, or otherwise withdraw, cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing obligations of each of the Big City Parties in accordance with their terms;

(g) not make, agree to make or announce any general wage or salary increase or enter into or amend any employment contract or, unless provided for by contract executed on or before the date of this Agreement and provided to the Target Corporation Parties, increase the compensation payable or to become payable to any of its officers or employees or adopt or increase the benefits of employee bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

(h) not make any capital expenditures, except in the ordinary course of business and consistent with past practices;

(i) not propose or adopt any amendments to its Certificate of Incorporation or By-laws;

(j) not merge or consolidate with, or acquire all or substantially all of the assets of, or otherwise acquire any business operations of, any person or entity or enter into any agreement for any of the foregoing;

(k) not (i) change any of its methods of accounting in effect at December 31, 1998, or (ii) make or rescind any material, express or deemed election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns for the taxable year ending December 31, 1998;

(l) not deviate from past practices or schedules with respect to the payment of accounts payable or collection of accounts receivable;

(m) not prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than indebtedness incurred in the ordinary course of business consistent with past practices;

(n) not enter into or modify in any material respect any Big City Material Contract, lease or Big City Permit other than in the ordinary course of business, provided Big City may enter into and modify its officer and director liability insurance, including its renewal and/or extension through tail and similar arrangements;

(o) not take any action that will, or could reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being inaccurate in a manner that would result in a Big City Material Adverse Effect or in any of the conditions to the Merger not being satisfied; or

(p) forebear from agreeing in writing or otherwise to do any of the foregoing.

SECTION 7.2  Access to Information; Confidentiality.

(a) Between the date of this Agreement and the Closing Date, the Big City Parties will (i) permit the Target Corporation Parties and their Representatives reasonable opportunity to meet with and ask questions of the appropriate officers of Big City and shall furnish the Target Corporation Parties and their Representatives with such appropriate financial and operating data and other information with respect to Big City as the Target Corporation Parties may from time to time reasonably request.

(b) Each of the Big City Parties shall hold and shall cause their Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning any of the Target Corporation Parties furnished to them by the Target Corporation Parties or their Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by any of the Big City Parties, (ii) in the public domain through no fault of any of the Big City Parties or (iii) later lawfully acquired by any of the Big City Parties from another source, which source shall not be the agent of any of the Target Corporation Parties or person under confidentiality obligation to any of the Target Corporation Parties and, except as otherwise required by applicable law, rule or regulation, none of the Big City Parties shall release or disclose such information to any other person, except its auditors, actuaries, attorneys, financial advisors, bankers and other consultants and advisors who need to know same in connection with this Agreement.

SECTION 7.3 Maintenance of Assets; Insurance. Between the date of this Agreement and the Closing Date, the Big City Parties will continue to maintain and service the assets of each of the Big City Parties consistent with past practice. Through the Closing Date, each of the Big City Parties shall maintain insurance policies providing insurance coverage for its business and the assets of each of the Big City Parties of the kinds, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered.

SECTION 7.4  No Other Negotiations.

(a) Unless and until this Agreement shall have been terminated pursuant to its terms, none of the Big City Parties nor any of their Representatives shall, directly or indirectly, solicit, institute, initiate, pursue or enter into any inquiries, discussions, proposals or negotiations with any person concerning any merger, sale of all the assets, tender offer, sale of shares of stock or similar transaction involving a Big City Party or disclose, directly or indirectly, any information not customarily disclosed to the public concerning a Big City Party, afford to any other person access to the properties, books or records of a Big City Party, or otherwise assist any person preparing to make or who has made such an offer, or enter into any agreement with any third party providing for a business combination transaction, or sale of all assets of a Big City Party.

(b) Notwithstanding anything to the contrary in this Agreement, (A) in the event that there is an unsolicited proposal to enter into a merger, business combination, purchase of substantially all the assets or similar transaction of or with one or more of the Big City Parties, Big City at its discretion, may furnish to and communicate with the party or parties public and non-public information requested by them and Big City may negotiate with these parties, if
(i) the board of directors of Big City determines in good faith, based upon the advice of its financial advisors, that such business combination proposal would, if consummated, result in a transaction that is more favorable to the Big City stockholders from a financial point of view, than the transaction contemplated by this Agreement, and based on the advice of its outside counsel, that, as a result, such action is necessary for Big City's board of directors to act in a manner consistent with its fiduciary duties under applicable law, and (ii) prior to furnishing such information to or entering into negotiations with such third party, Big City, (x) provides prompt notice to the Target Corporations to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (y) receives from such third party an executed confidentiality agreement on terms at least as stringent as those contained in any confidentiality agreement among the Target Corporations and Big City, and (B) Big City may comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer. Big City shall notify the Target Corporations orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it) within 24 hours of the receipt thereof, shall keep the Target Corporations informed of the status and details of any such inquiry, offer or proposal, and shall give the Target Corporations five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal.

SECTION 7.5 Fulfillment of Conditions. From the date hereof to the Closing, the Big City Parties shall use their commercially reasonable efforts to fulfill or cause to be fulfilled the conditions specified in Article IX to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of each of the Big City Parties in such manner that on the Closing Date the representations and warranties of the Big City Parties contained herein shall be accurate as though then made).

SECTION 7.6 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, the Big City Parties shall give the Target Corporation Parties prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of any of the Big City Parties contained herein to be inaccurate or otherwise misleading, (c) gives the Big City Parties any reason to believe that any of the conditions set forth in Article IX will not be satisfied, or (d) is of a nature that would result in a Big City Material Adverse Effect.

SECTION 7.7 Certain Consents. The Big City Parties, in consultation with the Target Corporation Parties, shall use their commercially reasonable efforts to obtain consents under all Big City Material Contracts, leases and Big City Permits and all other instruments to which each Big City Party is a party or by which it is bound which require the consent of any other party or person either by the terms thereof or as a matter of law in connection with the Merger, except that Big City will not obtain consent from Mercado del Lago Group, L.L.C. in connection with any of the transactions contemplated by this Agreement.

SECTION 7.8 Maintenance of Big City Employee Medical Benefits. From the date hereof, through the last day of the month in which the Closing takes place, Big City shall continue to afford coverage under its existing health and medical plans to those employees of Big City that are covered under such plans as of the date hereof.

SECTION 7.9 Filing of Current Report on Form 8-K. Promptly after execution of this Agreement, Big City shall file if required or permitted under the Exchange Act a Current Report on Form 8-K ("8-K") with the Securities and Exchange Commission ("SEC") to report the proposed Merger and the terms thereof.

SECTION 7.10 Composition of Big City and Surviving Corporation Board and Officers at Effective Time. Big City will take all necessary actions to ensure that, at the Effective Time, the Board of Directors of Big City and the Surviving Corporations are comprised of, and the officer positions of Big City and the Surviving Corporations are filled with, the persons set forth on
Schedule 7.10, each to serve until his or her successor is elected and qualified or until the earlier termination, resignation or removal.

SECTION 7.11 Blue Sky Compliance. Big City will make such filings in each United States jurisdiction wherein resides a shareholder of the Target Corporations as may be necessary under the laws of such jurisdiction to permit the issuance of the Big City stock hereunder, to the extent the laws of such jurisdiction permit such issuance.

SECTION 7.12 Taxes. The Big City Parties will not undertake any actions prior to the Closing that would adversely affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

SECTION 7.13 Sale or Closing of Retail Stores. Notwithstanding anything to the contrary contained in this Article VII or elsewhere in this Agreement, after the date of this Agreement, Big City shall not be permitted to enter into an arrangement or agreement to sell or close any or all of the retail stores owned by Big City or its subsidiaries prior to the Closing without the written consent of the Target Corporation Parties, which consent will not be unreasonably withheld. The limitations of this Section 7.13 do not apply to a written agreement disclosed on Schedule 7.1(c) binding on any Big City Party as of the date of this Agreement.

SECTION 7.14 Opinion of Financial Advisor. Big City will use commercially reasonable efforts to obtain from Heritage Capital Corp, an opinion that the consideration to be paid by Big City for each of the Target Corporations is fair to the Big City stockholders from a financial point of view, within the later of
(i) 45 days after the receipt by Big City of the audited financial statements of each of the Target Corporations for the year ended December 31, 1998 or (ii) 30 days after the date of this Agreement.

SECTION 7.15 Information Statement. Prior to the Closing Date, Big City will prepare and distribute to the holders of Common Stock of Big City the Information Statement pursuant to the applicable rules and regulations under the Exchange Act.

SECTION 7.16 Amendment to Certificate of Incorporation. Prior to the Closing Date, the board of directors of Big City will approve the Amendment to the Certificate of Incorporation to fix the terms of the Big City Preferred Stock, as set forth in Exhibit H hereto, and file the amendment with the Secretary of State of the State of New York.

SECTION 7.17 Representations to Tax Counsel. Big City agrees to deliver at the request of the Target Corporation Parties the representations to tax counsel for the Target Corporations in the form and in the substance of Exhibit I hereto, provided, however, Big City shall not be required to deliver such representations if such representations are not true and correct as of the time of such delivery.


                                  ARTICLE VIII
                         JOINT COVENANTS OF THE PARTIES

SECTION 8.1 Further Action. Each of the Parties shall execute all documents and other instruments and take all further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

SECTION 8.2 Schedules. The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, except as otherwise provided herein, the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

SECTION 8.3 Regulatory and Other Authorizations. The Parties will promptly make all necessary filings, if any, and use their commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Federal, state and other regulatory bodies and officials that are required for the consummation of the transactions contemplated by this Agreement and will cooperate fully with each other in connection therewith.

SECTION 8.4  Indemnification and Director and Officer Liability Insurance.

(a) Big City and the Target Corporation Parties agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current directors and officers of Big City as provided in the certificate of incorporation or bylaws of the Big City or in any indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b) If after the Effective Time, Big City and/or the Surviving Corporations shall cause to be maintained in effect the policies of directors' and officers' liability insurance, the policies will cover former officers and directors of the Big City Parties for a period of three years.

(c) In the event Big City or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns assume the obligations set forth in this Section 8.4.

(d) The provisions of this Section 8.4 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives and shall survive the Merger and the Closing.

SECTION 8.5 Reverse Stock Split. Big City agrees that it shall not, and the Stockholders agree that they shall not cause Big City to, effect a reverse split of Big City Stock prior to the first anniversary of the Effective Time unless Big City at the time of such reverse split shall meet all requirements for listing of its Common Stock on the Nasdaq SmallCap Market or the Nasdaq National Market except for the minimum bid price requirement and the reverse stock split is being effected to enable Big City to obtain or maintain listing on either of such trading markets.

SECTION 8.6 Independent Committee. Until such time as the period for presenting a claim for indemnification has expired under Sections 10.1 or 10.2, the Board of Directors of Big City shall include at least one person who qualifies as an "independent director" as described in Section 10.5.


                                   ARTICLE IX
                              CONDITIONS TO CLOSING

SECTION 9.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a) Directors and Officers of Big City and Surviving Corporation. The persons listed in Section 7.10 shall have been elected directors of Big City (unless this condition is waived by the Stockholders);

(b) No Governmental Order or Regulation. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States Federal or state court of competent jurisdiction, and no regulation shall have been enacted or promulgated by any governmental authority or agency, that prohibits consummation of the Merger, and no litigation pending or threatened regarding same; and

(c) Amendment to Big City Certificate of Incorporation. The board of directors will have approved the Certificate of Amendment to the Certificate of Incorporation establishing the Big City Preferred Stock in the form of Exhibit H annexed hereto, and the certificate will have been filed with the Secretary of State of the State of New York.

(d) Information Statement. The Information Statement will have been prepared by Big City and distributed to the stockholders of Big City not less than ten days prior to the Closing in compliance with the requirements of Section 14(f) of the Exchange Act.

SECTION 9.2 Conditions to the Obligations of Target Corporations and the Stockholders. The obligations of each Target Corporation and each Stockholder to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) Representations and Warranties; Covenants. Without supplementation after the date hereof, the representations and warranties of the Big City Parties contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be complied with by the Big City Parties on or before the Closing Date shall have been complied with, and the Stockholders shall have received certificates of officers of the Big City Parties to such effect provided, however, that this condition shall be fulfilled and the Target Corporation and its Stockholders shall have no right to terminate this Agreement under Section 11.1(b) if, in the aggregate and taken as a whole, the breach of any of such representation and warranties or covenants would not result in a Big City Material Adverse Effect;

(b) Certain Employment and Option Matters. Big City shall have entered into the Severance Agreement and the Option Agreement with Mark Weinreb, each in the form of Exhibits C-1 and C-2 annexed hereto, respectively;

(c) Legal Opinion. The Stockholders shall have received from Graubard Mollen & Miller, counsel to the Big City Parties, a legal opinion addressed to the Stockholders, dated the Closing Date, opining in all material respects to the matters set forth on Exhibit D annexed hereto;

(d) Consents. The Big City Parties shall have obtained and delivered to the Target Corporation Parties all government and private third party consents to the Merger (as described in Sections 7.7) except that Big City will not have to obtain consent from Mercado del Lago Group, L.L.C. in connection with any of the transactions contemplated by this Agreement;

(e) No Material Adverse Effect. At the Closing, there shall have been no event that would have a Big City Material Adverse Effect. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which would reasonably be expected to result in a Big City Material Adverse Effect;

(f) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by the Big City Parties in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by officers of the Big City Parties as of the Closing, shall have been delivered to the Stockholders; and

(g) Registration Rights. Big City shall have executed and delivered to the Stockholders a Registration Rights Agreement substantially in the form of Exhibit G annexed hereto.

SECTION 9.3 Conditions to the Obligations of the Big City Parties. The obligations of the Big City Parties to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) Representations and Warranties; Covenants. Without supplementation after the date hereof, the representations and warranties of Target Corporations and the Stockholders contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing, and all the covenants and agreements contained in this Agreement to be complied with by any of the Target Corporation Parties on or before the Closing Date shall have been complied with, and the Big City Parties shall have received a certificate of an officer of each Target Corporation and a certificate of the Stockholders to such effect;

(b) Legal Opinion. The Big City Parties shall have received from Gardner, Carton & Douglas, counsel to each of the Target Corporation Parties, a legal opinion addressed to the Big City Parties, dated the Closing Date, opining in all material respects to the matters set forth on Exhibit E hereto.

(c) Consents. The Target Corporation Parties shall have obtained and delivered to the Big City Parties all governmental and private third party consents to the Merger as described in Sections 6.8;

(d) No Material Adverse Change. At the Closing, there shall have been no material adverse change in the assets, liabilities, financial condition or business of Target Corporations as of December 31, 1998 ("Target Corporation Material Adverse Change"). Between the date of this Agreement and the Closing Date, there shall not have occurred an event which would reasonably be expected to constitute a Target Corporation Material Adverse Effect;

(e) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by the Target Corporation Parties in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by the officers of each Target Corporation as of the Closing, shall have been delivered to the Big City Parties;

(f) Release by Stockholders. Each Stockholder shall execute and deliver to the Big City Parties a certificate acknowledging and agreeing that, except as set forth in this Agreement, each Target Corporation has no obligation or duty to their respective Stockholders (or any of its affiliates) now owing or to become due and that each such Stockholder has no rights with respect to any assets or securities of the Target Corporation;

(g) Insurance. Big City shall have obtained a binder (or similar type commitment) from its insurance carrier presently providing Big City with directors and officers liability insurance with respect to a three-year "tail" policy relating to Big City's existing directors and officers commencing upon the Closing, which policy shall be non-cancelable by Big City and fully paid.

(h) Tax Opinion. The Stockholders shall have received from tax counsel to the Target Corporations an opinion that the Merger should qualify as a reorganization under section 368(a) of the Code, provided, however, that the condition set forth in this Section 9.2(h) shall be deemed satisfied unless there shall have occurred (a) a change in law (which includes a change in or issuance of relevant statutes, regulations, published rulings or positions of the Internal Revenue Service or court decisions) since the date hereof, (b) a failure by the Big City Parties to deliver representations to tax counsel for the Target Corporations, (c) notification to tax counsel for the Target Corporation Parties, or independent knowledge by such tax counsel, that any of the Big City representations relied upon by such tax counsel are no longer true in any material respect, or (d) a change in facts or circumstances with respect to the Big City Parties or the Target Corporation Parties that have been addressed by their respective representations and relied upon by such tax counsel, which change was not within the control of the Target Corporation Parties, in each case such that such tax counsel determines that a tax opinion substantially in the same form as the form tax opinion attached as Exhibit B hereto cannot be delivered or, if delivered, may no longer be relied upon.


                                    ARTICLE X
                                 INDEMNIFICATION

SECTION 10.1 Indemnification by the Stockholders. Subject to the limitations set forth in Section 10.6, the Stockholders shall severally (in proportion of their ownership of each of the shares of common stock of the Target Corporations) indemnify and hold harmless Big City and, assuming the Merger is consummated, the Surviving Corporations, from and against, and shall reimburse Big City and the Surviving Corporations for, any Damages which may be sustained, suffered or incurred by them, whether as a result of any Third Party Claim or otherwise, and which arise or result from the breach of any Target Corporations' or Stockholders' covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement. This indemnity will survive the Closing. Claims made for indemnity hereunder must be made prior to the forty-fifth day after the committee of independent directors (referred to in Section 10.5) of Big City has received the audited, consolidated financial statements for the fiscal year ending December 31, 1999, of Big City. Any claim for indemnity asserted within the relevant period under this section shall survive until resolved.

SECTION 10.2 Indemnification by Big City. Subject to the limitations set forth in Section 10.6, Big City will indemnify and hold harmless the Stockholders, from and against, and shall reimburse the Stockholders for, any Damages which may be sustained, suffered or incurred by them, whether as a result of any Third Party Claim or otherwise, and which arise or result from the breach of any of the Big City Parties covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement. This indemnity will survive the Closing. Claims made for indemnity hereunder must be made prior to the forty-fifth day after the committee of independent directors of Big City has received the audited consolidated financial statements for the fiscal year ending December 31, 1999, of Big City. Any claim for indemnity asserted within the relevant period under this section shall survive until resolved.

SECTION 10.3  Procedure.

(a) Third-Party Claims. In the event that an Indemnified Party becomes aware of a Third Party Claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder, the Indemnified Party shall give reasonably prompt notice in writing to the Indemnifying Party of such claim, identifying the basis for such claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such claim whether or not the claim is a Third Party Claim ("Claim Notice"); provided, however, that any delay in giving the Claim Notice will not be deemed a waiver of nor result in any discontinuation of any rights of the Indemnified Party, except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel with regard thereto; provided, however, that the Indemnified Party is hereby authorized, prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (x) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (y) the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the

Indemnifying Party defends. A Third Party Claim may not be settled by the Indemnifying Party without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release; provided, however, that the Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld) if such Claim is not exclusively for monetary Damages.

(b) Direct Claims. In the event any Indemnified Party has a direct claim against any Indemnifying Party, the Indemnified Party shall send a Claim Notice with respect to the claim to the Indemnifying Party.

(c) Books and Records. After delivery of a Claim Notice, so long as any right to indemnification exists pursuant to this Article X, the affected Parties each agree to retain all books and records related to such Claim Notice. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings. Any information or documents made available to any Party hereunder and designated as confidential by the Party providing such information or documents and which is not otherwise generally available to the public and not already within the knowledge of the Party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the Parties hereto, or any of them), and except as may be required by applicable law, shall not be disclosed to any third party (except for the representatives of the Party being provided with the information, in which event the Party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

SECTION 10.4 Adjustment to Merger Consideration. Any indemnification payment made pursuant to this Article X will be deemed to be an adjustment to the Merger Consideration.

SECTION 10.5 Independent Committee Determination. Whether any claim for indemnification is sought pursuant to Sections 10.1, or any decision is required to be made on behalf of Big City or the Surviving Corporations in connection with a claim or action for indemnification under those sections, shall be determined by a committee of the Board of Directors of Big City comprised solely of the independent directors of Big City. For the purposes of this Agreement, an independent director shall be a person who is not a Stockholder and who is not and has not been during the ten years prior to the Effective Time employed by or otherwise affiliated with either of the Target Corporations or of any of the Stockholders.

SECTION 10.6  Limitations.

(a) Basket. Big City on the one hand and the Stockholders collectively on the other hand shall not be required to indemnify the other under Sections 10.01 or
10.02 unless the aggregate of all amounts for which indemnity would otherwise be due against it or them exceeds $200,000 and then, only for amounts in excess of $200,000.

(b) Payment and Ceiling. The amount due upon payment of an indemnified claim will be made solely by the delivery of shares of Big City Common Stock and/or Big City Preferred Stock, free and clear of all Liens, valued for this purpose at the last sale price of the Big City Common Stock on the last trading day prior to the date the Claim Notice is given ("Sale Price"). The payment of Damages by Big City will be made solely by Class B Preferred Stock that is convertible into 7,797,942 shares of Big City Common Stock. The payment of Damages will be up to a maximum of 7,797,942 shares of Big City Common Stock (or their equivalent of Big City Preferred Stock) issued as the Merger Consideration deliverable pro rata from among all the Stockholders in respect of Damages resulting from an act or actions by the Target Corporations and up to the maximum amount of ten percent of the shares of Big City Common Stock and Big City Preferred Stock (calculated by reference to the underlying Common Stock) issued to a Stockholder as Merger Consideration in respect of Damages resulting from an act or actions solely of that Stockholder. The number of shares of Big City Common Stock and Big City Preferred Stock deliverable as payment of Damages will be proportionately increased or decreased to account for any stock dividend, subdivision, reclassification, stock split or combination of Big City Common Stock.

SECTION 10.7 Representations and Warranties. For purposes of indemnity under this Article X for breach of a representation or warranty of a Party under this Agreement, the representations and warranties shall be the representations and warranties of a Party made herein, as supplemented, modified or amended by any schedule thereto as of the Closing Date in accordance with Section 8.02 (except where such supplementation, modification or amendment is made to cure a misrepresentation or omission existing as of the date hereof), without regard to any materiality qualifications or standards otherwise contained therein.

SECTION 10.8 Indemnity as Sole Recourse. After the Closing Date, a Party may seek remedy against any other Party for breach of a representation, warranty or covenant hereunder only under and in accordance with the terms of this Article X.

                                   ARTICLE XI
                                   TERMINATION

SECTION 11.1 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

(a) By mutual written consent of the Big City Parties and all the Stockholders;

(b) By the Big City Parties (if they are not then in material breach of their obligations hereunder) if (i) a material default or breach shall be made by the Target Corporation Party with respect to the due and timely performance of any of their covenants and agreements contained herein and such default is not cured within thirty days, or (ii) if any of the Target Corporation Party's representations and warranties, (x) made without any materiality standard, are not true and correct in all material respects as of the date hereof and as of the Closing Date or (y) made with any materiality standard, are not true and correct in all respects as of the date hereof and as of the Closing Date;

(c) By the Target Corporation Parties (if they are not then in material breach of their obligations hereunder) if (i) a material default or breach shall be made by the Big City Parties with respect to the due and timely performance of any of their covenants and agreements contained herein and such default or breach results or would result in a Big City Material Adverse Effect and such default or breach is not cured within thirty days, or (ii) if any of the Big City Parties representations and warranties, (x) made without any materiality standard, are not true and correct in all material respects as of the date hereof and as of the Closing Date or (y) made with any materiality standard, are not true and correct in all respects as of the date hereof and as of the Closing Date, provided, however, that the inaccuracies of any such representations or warranties shall not give rise to the right to terminate under this clause (ii) of this Section 11.1(c)(ii) unless the inaccuracies, in the aggregate and taken as a whole, reflect and would result in a Big City Material Adverse Effect;

(d) By either the Target Corporation Parties or the Big City Parties if, pursuant to Section 7.14, Big City is unable to obtain an opinion from Heritage Capital Corp. that the consideration to be paid by Big City for each of the Target Corporations is fair to the Big City stockholders from a financial point of view.

(e) By either the Target Corporation Parties or the Big City Parties (if the terminating Party is not then in material breach of its obligations hereunder) if the Effective Time has not occurred by six months from the date of this Agreement for any reason unless the Parties agree to an extension in writing.

SECTION 11.2 Effect of Termination. In the event of termination by a Party, or both Parties, pursuant to Section 11.1 hereof, written notice thereof shall forthwith be given to the other Party and all obligations (except as set forth in this Section 11.2) of the Parties shall terminate and no Party shall have any right against the other Party hereto. Notwithstanding the foregoing, if this Agreement is so terminated by one Party under Section 11.1(b) or (c) above, it is expressly agreed and understood that the non-terminating party shall, within five days of termination, pay or reimburse the terminating party for all the documented out-of-pocket reasonable fees and expenses incurred by the terminating party (including the reasonable fees and expenses of its counsel, accountants, consultants and advisors) in connection with this Agreement and the transactions contemplated hereby, and if such termination is with respect to a representation or warranty made upon execution of this Agreement or a breach of a representation or warranty deemed to be made at the Closing and such breach was caused by factors within the control of the non-terminating party, then the terminating Party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, Damages relating thereto shall survive such termination unimpaired. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

(a) Each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party, relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

(b) All confidential information received by either Party hereto with respect to the business of the other Party shall be treated in accordance with Sections 6.2 and 7.2 hereof, which shall survive such termination or abandonment.


                                   ARTICLE XII
                                   DEFINITIONS

SECTION 12.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Big City Material Adverse Effect" means a material adverse effect on the results of operations, financial condition, business or assets of Big City and its subsidiaries, taken as a whole and considered as one enterprise such that Big City would have a negative net worth (less all non-cash accounting charges required to be stated in the financial statements of Big City that are associated with the merger transaction between the Big City Parties and the Target Corporation Parties or are contemplated by this Agreement and assuming all contingent liabilities of the Big City Parties and Big City Subsidiaries reasonably expected to mature, are for this purpose deemed actual liabilities of Big City ) as of the Closing Date or an event that would materially impair any of the Big City Parties ability to consummate the transactions contemplated by this Agreement.

         "Big City Parties" means Big City and the Merger Subsidiaries.

         "Big City Subsidiaries" means Big City NY, Inc., a New York corporation, Bagel Partners, Inc., a New York corporation, and Pumpernickel Partners, L.P., a Delaware limited partnership.

         "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

         "Damages" means the dollar amount of any loss, damage, cost, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the Indemnified Party and a third party, which is determined (as provided in Article
X) to have been sustained, suffered or incurred by a Party and to have arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement.

         "Environmental, Health, and Safety Requirements" means all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Lien" means any lien, claim, charge, option, security interest, restriction or encumbrance.

         "Party" means Big City and/or the Merger Subsidiaries, on the one hand, and the Stockholders and/or the Target Corporations, on the other hand (collectively, the "Parties").

         "Representatives" of either Party means such Party's employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Target Corporation Material Adverse Effect" means a material adverse effect on the results of operations, financial conditions, business or assets of a Target Corporation, or an event that would materially impair the ability of any Target Corporation or Stockholder to consummate the transactions contemplated by this Agreement.

         "Target Corporation Parties" means, collectively, each of the Stockholders and each of the Target Corporations.

         "Tax" or "Taxes" means all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, franchise, profits, property or other taxes, fees, stamp taxes and duties, assessments, levies or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

         "Third Party Claim" means a claim, demand, suit, proceeding or action by a person, firm, corporation or government entity other than a party hereto or any affiliate of such party.


                                  ARTICLE XIII
                               GENERAL PROVISIONS

SECTION 13.1 Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. The Stockholders shall pay all such expenses incurred by the Target Corporations.

SECTION 13.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered personally or by facsimile or one day after delivery to a nationally recognized courier, in each case, to the Parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

(a)                    If to the Stockholders, as set forth in Schedule 2.1,

                       If to ICS,

                       Advanced Testing Technologies, Inc.
                       110 Ricefield Lane
                       Hauppage, NY 11788
                       Attention:  Mr. Eli Levi
                       Facsimile No.  516-231-8517

                       If to VillageNet,

                       620 Johnson Avenue
                       Suite 1B
                       Bohemia, NY 11716
                       Attention:  Mr. Peter Keenan
                       Facsimile No.:  516-218-0769

                  with a copy to:

                       Gardner, Carton & Douglas
                       Suite 3400 Quaker Tower
                       321 North Clark Street
                       Chicago, Illinois 60610-4795
                       Attention:  Joseph Greenberg, Esq.
                       Facsimile No.:  312-644-3381

(b)                    If to Big City or the Merger Subsidiary:

                       Big City Bagels, Inc.
                       99 Woodbury Road
                       Hicksville, New York 11801
                       Attention: Mark Weinreb, Chairman
                       Facsimile No.: (516) 932-5056

                  with a copy to:

                       Graubard Mollen & Miller
                       600 Third Avenue
                       New York, New York  10016
                       Attention:  Peter M. Ziemba, Esq.
                       Facsimile No.: 212-818-8881


SECTION 13.3 Press Release; Public Announcements. The Parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and approval by the other party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Big City may make any disclosure which its counsel advises is required by applicable law or regulation, in which case, Big City shall use commercially reasonably efforts to give the Stockholders reasonable advance notice and opportunity to comment.

SECTION 13.4 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

SECTION 13.5 Waiver. At any time prior to the Closing, either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

SECTION 13.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 13.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 13.8 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between the Target Corporations, the Stockholders and Big City with respect to the subject matter hereof.

SECTION 13.9 Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and the successors and permitted assigns of the Parties and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder. This Agreement is not assignable by any Party without the express written consent of the other Parties.

SECTION 13.10 Governing Law; Consent to Jurisdiction. Except as to matters governed by the BCL, this Agreement shall be governed by, and construed in accordance with, the law of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Each Party hereby submits to the exclusive jurisdiction of the courts (city, state and federal) located in the County of New York, State of New York, for any action, proceeding or claim brought by any other Party pursuant to this

Agreement or any other agreement, instrument or other document executed and delivered in connection with this Agreement or pursuant hereto and waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum. Service of process in any such action or proceeding brought against a Party may be made by registered mail addressed to such Party at the address set forth in Section 13.2 or to such other address as such Party shall notify the other Party in writing is to be used for such purpose pursuant to Section 13.2.

SECTION 13.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

BCB ACQUISITION CORP. I                     INTELLIGENT COMPUTER SOLUTIONS, INC.

     /s/ Mark Weinreb                        /s/ Peter Keenan
By:________________________              By:_______________________________
BCB ACQUISITION CORP. II

     /s/ Mark Weinreb
By:___________________________

BIG CITY BAGELS, INC.                       VILLAGENET, INC.

     /s/ Mark Weinreb                             /s/ Eli Levi
By:___________________________              By:_______________________________


     /s/ Peter Keenan                             /s/ Steven Levi
______________________________              ______________________________
Peter Keenan, Stockholder                   Steven Levi, Stockholder


     /s/ David Levi                               /s/ Susan Levi
______________________________              ______________________________
David Levi, Stockholder                     Susan Levi, Stockholder


                                            Eli Levi Living Trust, Stockholder

     /s/ Roberta Levi                            /s/ Eli Levi
_______________________________________     By:_______________________________
Roberta Levi, custodian for                       Eli Levi, Trustee
Shari Levi, Stockholder

Roberta Levi Living Trust, Stockholder


     /s/ Roberta Levi                        /s/ Hector P. Gavilla
By:_________________________________        ______________________________
     Roberta Levi, Trustee                  Hector P. Gavilla, Stockholder



     /s/ Hector M. Gavilla                   /s/ Hector M. Gavilla
______________________________              ______________________________
Hector M. Gavilla, Stockholder              Hector M. Gavilla, custodian for
                                            Alexander F. Gavilla, Stockholder



     /s/ Vincent Pasceri, Jr.
______________________________
Vincent Pasceri, Jr., Stockholder